AS  FILED  WITH  THE  SECURITIES  AND  EXCHANGE COMMISSION  ON JANUARY  21, 2005

                                                   Registration  No.  333-119540

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                  FORM SB-2/A
                                AMENDMENT NO. 1



             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                          MT ULTIMATE HEALTHCARE CORP.
             (Exact name of Registrant as specified in its charter)

     NEVADA                       8082                      88-0477056
(State or other       (Primary Standard Industrial     (I.R.S. Employer
jurisdiction of       Classification  Code  Number)    Identification Number)
incorporation or
organization)

                                                 MACDONALD  TUDEME
MT  ULTIMATE  HEALTHCARE  CORP.                  MT  ULTIMATE  HEALTHCARE  CORP.
45  MAIN  STREET,  SUITE  617                    45  MAIN  STREET,  SUITE  617
BROOKLYN,  NEW  YORK  11201                      BROOKLYN,  NEW  YORK  11201
(718) 943-3400                                   (718)  943-3400
(Address, and telephone number                   (Name, address and telephone
of principal executive offices)                  number of  agent  for  service)

                                   Copies to:
                                  DAVID M. LOEV
                                 ATTORNEY AT LAW
                         2777 ALLEN PARKWAY, SUITE 1000
                              HOUSTON, TEXAS 77019
                                 (713) 524-4110
                        ---------------------------------

     Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                        CALCULATION OF REGISTRATION FEE


TITLE OF EACH CLASS OF                              PROPOSED MAXIMUM    PROPOSED MAXIMUM
SECURITIES TO BE                    AMOUNT TO BE     OFFERING PRICE    AGGREGATE OFFERING    AMOUNT OF
    REGISTERED                      REGISTERED(1)    PER SECURITY(2)         PRICE          REGISTRATION FEE
----------------------              -------------  ----------------    ------------------  ----------------
Common Stock, $.001 par value(3)      32,812,500      $        0.13     $ 4,265,625.00     $      540.46

Common Stock, $.001 par value(4)       1,400,000      $        0.13     $   182,000.00     $       23.06

TOTAL                                 34,212,500                        $ 4,447,625.00     $      563.52


(1) In addition to the shares of Common Stock set forth in the table, the amount to be registered also covers such indeterminate number of additional shares of Common Stock as may become issuable upon conversion of or otherwise pursuant to the Notes and exercise of the Warrants to prevent dilution resulting from stock splits, stock dividends, or similar transactions in accordance with Rule 416.
(2) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) under the Securities Act of 1933, using the average of the bid and asked price as reported on the Over-the-Counter Bulletin Board on January 20, 2005.
(3) Represents 200% of the shares issuable upon conversion of the Notes at $0.04267 per share as of January 20, 2005.
(4) Represents 200% of the shares issuable upon exercise of the Warrants at $0.45 per share.


                        ---------------------------------

     The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

PRELIMINARY  PROSPECTUS  SUBJECT  TO  COMPLETION,  DATED JANUARY 21, 2005

                          MT ULTIMATE HEALTHCARE CORP.



                        34,212,500 SHARES OF COMMON STOCK

     This prospectus (the "Prospectus") relates to the resale by the Selling Security Holders of up to 34,212,500 shares of the common stock, $.001 par value per share (the "Common Stock") of MT Ultimate Healthcare Corp. (the "Company").



     The Common Stock is quoted on the Nasdaq OTC Bulletin Board (the "OTCBB") under the trading symbol "MTHC". The last reported sale price of our Common Stock on the OTCBB as of January 20, 2005 was $0.14 per share.

     As of the filing date of this Registration Statement the Company has 60,232,040 shares of Common Stock outstanding, which includes 6,000,000 shares of Common Stock, which the Company plans to cancel as soon as they receive the stock certificate evidencing the shares from the shareholder.

An investment in these securities involves a high degree of risk. You should purchase these securities only if you can afford to lose your entire investment. We urge you to read the "RISK FACTORS" section beginning on page 8 along with the  rest  of  this  Prospectus  before  you  make  your  investment  decision.

Neither the Securities and Exchange Commission (the "Commission") nor any state securities commission has approved or disapproved of these securities, or determined if this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The information in this Prospectus is not complete and may be changed. The Selling Security Holders may not sell these securities until the registration statement filed with the Commission is effective. This Prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                THE DATE OF THIS PROSPECTUS IS             , 2005
                                               ------------

                                TABLE OF CONTENTS
                                -----------------
                                                                            PAGE
                                                                            ----

About This Prospectus                                                          5
Prospectus Summary                                                             5
Summary Financial Data                                                         7
Risk Factors                                                                   8
Forward Looking Statements                                                    16
Use of Proceeds                                                               17
Dividend Policy                                                               17
Selling Security Holders                                                      17
Plan of Distribution                                                          19
Legal Proceedings                                                             20
Directors, Executive Officers, Promoters and Control Persons                  20
Security Ownership of Certain Beneficial Owners and Management                21
Description  of  Securities                                                   22
Legal  Matters                                                                24
Experts                                                                       24
Disclosure of Commission Position of Indemnification
for Securities Act Liabilities                                                24
Description of Business                                                       25
Management's Discussion and Analysis                                          30
Description of Property                                                       37
Certain Relationships and Related Transactions                                37
Market for Common equity and Related Stockholders Matters                     37
Executive Compensation                                                        38
Financial Statements                                                         F-1
Changes in and Disagreements with Accountants on
Accounting and Financial Disclosure                                           39
PART  II. Information Not Required in Prospectus                              39

                              ABOUT THIS PROSPECTUS
                              ---------------------



     You should only rely on the information contained in this Prospectus. We have not authorized anyone to provide you with information different from that contained in this Prospectus. The Selling Security Holders are offering to sell, and seeking offers to buy, shares of Common Stock only in jurisdictions where offers and sales are permitted. The information contained in this Prospectus is accurate only as of the date of this Prospectus, regardless of the time of delivery of this Prospectus or of any sale of Common Stock.

     This summary highlights selected information contained elsewhere in this Prospectus. To understand this offering fully, you should carefully read this entire Prospectus, including the section entitled "RISK FACTORS" and the section entitled "FINANCIAL STATEMENTS".

     All references to "we," "our," or "us," refer to MT Ultimate Healthcare Corp., a Nevada corporation, and its wholly-owned subsidiaries M.T. Marketing Int. Corp. and B.P. Senior Care Inc. unless specifically stated otherwise.

                               PROSPECTUS SUMMARY
                               ------------------

     The following summary is qualified in its entirety by the detailed information appearing elsewhere in this Prospectus. The securities offered hereby are speculative and involve a high degree of risk. See "Risk Factors."

THE  COMPANY

     MT Ultimate Healthcare Corp. (the "Company") was originally incorporated in Nevada under the name JavaJuice.net ("JavaJuice") on September 13, 2000. The Company's business plan was to engage in the operation of an Internet Cafe, in Reno, Nevada. Prior to entering into an Exchange Agreement, discussed below, and the consummation of the transactions thereunder, the Company was considered a development stage enterprise, as defined in Financial Accounting Standards Board No. 7.

     On August 8, 2003, JavaJuice, M.T. Marketing Int. Corp., a Nevada corporation ("MT"), and the former MT shareholders entered into an Exchange Agreement (the "Exchange" or "Acquisition") whereby MT became a wholly-owned subsidiary of the Company. In addition, MacDonald Tudeme, the Company's Chief Executive Officer, a director of the Company, and a former MT shareholder, entered into a stock purchase agreement with the Company's former officer and director, Laura Mazany. As a result of these transactions, control of the Company shifted to the former MT shareholders. JavaJuice was considered a "shell" at the time of the Acquisition; therefore, the transaction was treated as a reverse merger.

     The Company, through its wholly-owned Nevada subsidiary, MT, operates a payroll nurse staffing and homecare business. The Company provides healthcare professionals such as Certified Nursing Assistants, Nurse Technicians, Licensed Practical Nurses and Registered Nurses to hospitals, nursing homes, licensed home care services agencies ("LHCSAs"), other health-related businesses, to the homes of the elderly, sick and incapacitated. In January 2004, the Company received a license from the State of New York, Department of Health, effective December 9, 2003, to operate as a LHCSA in the five boroughs of New York City: the Bronx, Brooklyn, Manhattan, Queens and Staten Island, as well as in Nassau County, New York. As a result of a change in business focus due to the acquisition of MT, the Company changed its name to MT Ultimate Healthcare Corp. The Company also operates a 24-hour healthcare services business for senior citizens through its wholly-owned New Jersey subsidiary, B.P. Senior Care, Inc. Hereinafter, a reference to the Company includes a reference to MT and B.P. Senior Care, Inc., unless otherwise provided.

     On May 20, 2004, the Company entered into an Exchange Agreement to acquire all of the issued and outstanding common stock of B.P. Senior Care, Inc., a New Jersey corporation ("BP") from BP's sole shareholder, in exchange for 200,000 shares of the Company's Common Stock. As additional consideration, the Company agreed to pay BP's sold shareholder an aggregate of $150,000 cash, payable as follows: a) $25,000 upon closing the transaction; and b) $125,000 payable at the beginning of the month in equal monthly installments of $4,808 over a twenty-five month period beginning June 2004, and a final payment of $4,800 at the beginning of the twenty-sixth month following June 2004. BP provides 24-hour healthcare services to senior citizens in the New Jersey metropolitan area.

     October 1, 2004, the Company entered into an Agreement and Plan of Acquisition and Merger ("A&M Agreement") to acquire Abundant Nursing, Inc., a Pennsylvania corporation ("Abundant") in exchange for $150,000 paid on October 1, 2004, and a five-year promissory note in the principal amount of $295,000 that accrues interest at a rate of seven percent (7%) per annum. Abundant may be merged with and into the Company after the Company has fully-paid all amounts due under the A&M Agreement. Until such time as the Company pays the full consideration pursuant to the A&M Agreement, Abundant will be operated by the Company as a stand alone subsidiary. Abundant is located in Mount Joy, Pennsylvania and provides staffing in the central area of Pennsylvania and the Lancaster area.



     On August 31, 2004 (the "Closing"), the Company entered into a Securities Purchase Agreement (the "Agreement") with four entities, to purchase callable secured convertible notes having an aggregate principal amount of $700,000, a 10% annual interest rate payable quarterly, and a term of two (2) years ("Notes" or "Convertible Notes"). The Agreement also provides for the issuance of warrants to purchase up to an aggregate of 700,000 shares of Common Stock at $0.45 per share (the "Warrants").





     Our principal executive offices are located at 45 Main Street, Suite 617, Brooklyn, New York 11201. Our telephone number is (718) 943-3400 and our fax number is (718) 243-2124.

     There are currently many risks associated with the Company's issuance of Common Stock which are underlying the Convertible Notes, including: the risk that the issuance of Common Stock underlying the Notes will depress the market price for the Company's stock, discourage investors from buying the Company's Common Stock, and the fact that the issuance will cause immediate dilution to the Company's shareholders. Additionally, the Company is highly dependent on its management, many of whom have had experience as immigrants new to the United States and who believe they bring a unique first hand point of view to the Company's business plan. Moving forward if the Company were to lose these members of management it could force the Company to abandon its business plan. These and other risk factors and weaknesses are discuss in more detail below under the section entitled "RISK FACTORS."

THE  OFFERING



Common  Stock  offered by Selling
Security Holders                             Up to 34,212,500 shares of  Common
                                             Stock including i) up to 35,000,000
                                             shares  (or  200%  of  the  shares)
                                             issuable  upon  conversion  of  the
                                             Convertible Notes with an aggregate
                                             principal  amount  of $700,000 at a
                                             conversion  price  of  $0.04267 per
                                             share  as  of  the Filing Date; and
                                             ii) up to 1,400,000 shares (or 200%
                                             of  the  shares)  issuable upon the
                                             exercise of Warrants at an exercise
                                             price  of  $0.45  per  share.

Common Stock Outstanding Before the
Offering                                     60,232,040  shares

Common Stock Outstanding After the Offering
     (assuming full conversion of the
     Convertible Notes as of the Filing Date,
     additional  shares  being Registered for
     accrued  interest  and other  charges,
     and no exercise of the Warrants)        up  to  93,044,540  shares

Use of Proceeds                              This Prospectus relates to shares
                                             of Common Stock that may be offered
                                             and  sold  from time to time by the
                                             Selling  Security  Holders. We will
                                             not  receive  any proceeds from the
                                             resale  of  our  Common  Stock.  We
                                             will,  however,  receive  proceeds
                                             from  the exercise of the Warrants.


Market  for  our  Common Stock               Our Common Stock is quoted on the
                                             OTCBB  under  the  trading  symbol
                                             "MTHC".  The  market for our Common
                                             Stock  is  highly  volatile  as
                                             discussed  in  more  detail, below,
                                             under  the  heading "RISK FACTORS".
                                             We  can  provide  no assurance that
                                             there  will  be  a  market  in  the
                                             future  for  our  Common  Stock.

                             SUMMARY FINANCIAL DATA
                             ----------------------

     We derived the summary financial information from our financial statements appearing in the section in this Prospectus entitled "FINANCIAL STATEMENTS". You should read this summary financial information in conjunction with the section entitled "MANAGEMENT'S DISCUSSION AND ANALYSIS", our financial statements and related notes to the financial statements.




                                    Year Ended          Nine Months Ended
                                December 31, 2003       September 30, 2004

                                     (Audited)              (Unaudited)

Revenues . . . . . . . . . . . . .  $1,159,237               $1,327,783
Cost of Revenues . . . . . . . . .  $  892,872               $1,016,580
                                    -----------              -----------
Gross Profit . . . . . . . . . . .  $  266,365               $  311,203
Total expenses . . . . . . . . . .     363,325                1,132,480
                                    -----------              -----------
Net Income (loss) from operations.  $  (96,960)              $ (821,277)

Tax provisions . . . . . . . . . .           -                        -
                                    -----------              -----------
Net Income (Loss). . . . . . . . .  $  (96,960)              $ (821,277)

Earnings (loss) per share. . . . .  $    (0.00)              $    (0.01)

Total Assets . . . . . . . . . . .  $  403,824               $  926,473
Total Liabilities. . . . . . . . .  $  268,318               $  948,101
Shareholders' equity . . . . . . .  $  135,505               $  (21,628)


                                  RISK FACTORS
                                  ------------



     You should carefully consider the below risk factors and warnings before making an investment decision. The risks described below are not the only ones facing us. Additional risks that we do not yet know of or that we currently think are not material may also have an adverse effect on our business operations. If any of those risks or any of the risks described below actually occur, our business could be adversely affected. In that case, the price of our Common Stock could decline, and you could lose all or part of your investment. You should also refer to the other information set forth or incorporated by reference in this Prospectus.

                         RISKS RELATING TO OUR BUSINESS

WE HAVE A PRESENT NEED FOR CAPITAL IN ADDITION TO $500,000  ALREADY RAISED AND A
--------------------------------------------------------------------------------
$200,000  COMMITMENT.
---------------------

          It is imperative that we raise $2 million of financing to support strategic acquisitions and the Company's current expansion plan for the next 18 to 24 months, which is in addition to $500,000 already raised and a $200,000 commitment, which will likely be decreased by penalties the Company will have to pay to the Note holders. We recently received an aggregate of $500,000 of Convertible Note financing from four (4) unrelated parties. We also received a commitment from these parties to purchase an additional $200,000 of convertible debt. The sale of the additional Convertible Notes is subject to the satisfaction of certain conditions including the effectiveness of the registration statement to which this Prospectus is a part. In connection with the Convertible Note financing, we issued Warrants to purchase 500,000 shares of our Common Stock at an exercise price of $0.45 per share. We will issue identical Warrants to purchase 200,000 shares of our Common Stock along with the commitment to purchase an additional $200,000 of convertible debt. At this time, no financing other than the $200,000 commitment has been secured or identified. Our growth and continued operations could be impaired by limitations on our access to the capital markets. There can be no assurance that capital from outside sources will be available, or if such financing is available, that it will be on terms that management deems sufficiently favorable. If we are unable to obtain additional financing upon terms that management deems sufficiently favorable, or at all, it would have a material adverse impact upon our ability to continue our business operations and pursue our expansion strategy. In the event we do not raise additional capital, it is likely that our growth will be restricted and that we may be forced to scale back or curtail implementing our business plan.

WE  HEAVILY  DEPEND  ON  MACDONALD  S. TUDEME, MARGUERITE M. TUDEME AND WAYNE F.
--------------------------------------------------------------------------------
RICHARDSON.
-----------

     The success of the Company heavily depends upon the personal efforts and abilities of MacDonald S. Tudeme, Wayne F. Richardson, and Marguerite M. Tudeme. Mr. Tudeme serves as the Company's Chief Executive Officer and its Marketing Manager, and as a Director of the Company. The Company has not entered into an employment agreement with Mr. Tudeme. Mr. Richardson has entered into an engagement letter with the Company whereby Mr. Richardson serves as the Company's Chief Financial Officer. Mr. Richardson also serves as a Director of the Company. Ms. Tudeme serves as the Company's Secretary and its Operations Manager, and as a director of the Company. The Company has not entered into an employment agreement with Ms. Tudeme. Mr. Tudeme, Mr. Richardson and Ms. Tudeme may voluntarily terminate their services at any time, although they currently have no plans to do so. The Company currently has no key man insurance or life insurance policies on any employees. The loss of Mr. Tudeme, Mr. Richardson, Ms. Tudeme or other key employees could have a material adverse effect on our business, results of operations or financial condition. In addition, the absence of Mr. Tudeme, Mr. Richardson or Ms. Tudeme will force us to seek a replacement who may have less experience or who may not understand our business, or we may not be able to find a suitable replacement. If this were to happen, the Company may be forced to curtail or abandon its business plan.

THERE  IS  A  SHORTAGE OF WORKERS IN THE HEALTHCARE INDUSTRY THAT MAY IMPEDE OUR
--------------------------------------------------------------------------------
ABILITY  TO ACQUIRE QUALIFIED HEALTHCARE PROFESSIONALS FOR OUR CONTINUED GROWTH.
--------------------------------------------------------------------------------



     Presently, the healthcare industry is experiencing a growing shortage of healthcare professionals especially, Licensed Practical Nurses and Registered Nurses. We operate a payroll nurse staffing and homecare business that provides healthcare professionals such as Certified Nursing Assistants, Nurse Technicians, Licensed Practical Nurses and Registered Nurses to hospitals, nursing homes, LHCSAs, other health-related businesses, and to the homes of the elderly, sick and incapacitated. During the last twelve months, our need for qualified healthcare professionals grew as we obtained a license from the State of New York to operate as a LHCSA, established a high tech infusion nursing department, acquired BP which provides 24-hour healthcare services, and Abundant, which provides staffing in the central area of Pennsylvania and the Lancaster area, and discussed plans to acquire other healthcare businesses. One of our major marketing efforts is to recruit these professionals in the United States and to attract foreign professionals. There can be no assurance that we will be able to acquire qualified healthcare professionals within the United States or abroad to meet our growing needs. While we have yet to experience any difficulties in our operations due to the lack of healthcare professionals, any shortage in the number of nurses in the healthcare industry or shortage in the number of healthcare professionals in foreign countries which the Company plans to import, could impede the Company's growth rate. If we are not successful in our efforts to acquire qualified healthcare professionals, it would prevent us from continuing our current business strategy, which would have an adverse effect on the value of our Common Stock.

GROWTH  WILL  PLACE  SIGNIFICANT  STRAINS  ON OUR MANAGERIAL, ADMINISTRATIVE AND
--------------------------------------------------------------------------------
OTHER  RESOURCES.
-----------------

     Any growth that we experience is expected to place a significant strain on our managerial and administrative resources. MacDonald S. Tudeme, Wayne F. Richardson, and Marguerite M. Tudeme are our only officers. We have limited employees who perform management or administrative functions. Further, if our business grows, we will be required to manage multiple relationships with various clients, healthcare professionals and third parties. These requirements will be exacerbated in the event of further growth. There can be no assurance that our other resources such as our systems, procedures or controls will be adequate to support our growing operations or that we will be able to achieve the rapid execution necessary to successfully offer our services and implement our business plan. Marguerite Tudeme, our Secretary, serves as our Director of Operations. Additionally, we have two Branch Managers, one who is in charge of our operations in New Jersey and one who is in charge of our operations in Pennsylvania. Assuming that our business grows, our future success will depend on our ability to add additional management and administrative personnel to help compliment our current employees as well as other resources. If we are unable to add additional managerial and administrative resources, it will prevent us from continuing our business plan, which calls for expanding our operations, and could have an adverse effect on the value of our securities. Additionally, if we grow our operations faster then we can find additional healthcare workers to cover our commitments, our response time to calls for our 24 hour healthcare department could increase and could lead to the loss of contracts as well as a decline in our reputation, which would likely lead to decreased revenues and a decline in the value of the Company's securities.

OUR  OPERATIONS  AS A LHCSA ARE HEAVILY REGULATED BY THE DEPARTMENT OF HEALTH OF
--------------------------------------------------------------------------------
THE  STATE  OF  NEW  YORK.
--------------------------

     The Department of Health of the State of New York (the "Department") regulates our operations as a LHCSA. In January 2004, we received a license from the Department effective December 9, 2003, to operate as a LHCSA in the five boroughs of New York City and in Nassau County, New York. We were required to prepare operating manuals as part of the approval process. Home healthcare licensure requires us to make sure that our staff is appropriately qualified, trained and supervised, to allow us to provide skilled in-home healthcare services. We are subject to unannounced surveys to assess our compliance with state and federal standards governing the quality and scope of the services that we provide. The only federal regulation that the Company is required to comply with as a healthcare agency is the Hospital Information Portability Act ("HIPPA"), which deals with the privacy of patients medical information. While we have not currently been subject to any investigations or violations, if we fail to comply with government regulations, we could lose our license to operate as a LHCSA, or be forced to expend additional capital to regain our LHCSA license.

WE  MAY CONTINUE TO BE UNPROFITABLE AND MAY NOT GENERATE PROFITS TO CONTINUE OUR
--------------------------------------------------------------------------------
BUSINESS  PLAN.
---------------



     We have not generated any net profits since the Exchange. As of September 30, 2004, the Company had $886,030 in accumulated deficit. There is a risk that our infusion therapy department, our plan to utilize immigrant nurses, and our 24 hour healthcare operations will fail. If our business plan is not successful, we will likely be forced to curtail or abandon our business plan. If this happens, you could lose your investment in our Company.

OUR  INDUSTRY  IS  HIGHLY  FRAGMENTED  AND  COMPETITIVE.
--------------------------------------------------------

     The medical staffing industry is both highly fragmented and highly competitive. There are a large number of firms engaged in the provision of medical personnel. A significant number of these companies are small competitors operating on a localized basis. There are however, a few larger companies that operate on a national basis. If we are unable to realize a competitive advantage, we may never generate revenues and be forced to curtail or abandon our business plan. If this were to happen, any investment in the Company's securities could become worthless.

MACDONALD  S.  TUDEME,  WAYNE F. RICHARDSON AND MARGUERITE M. TUDEME CAN VOTE AN
--------------------------------------------------------------------------------
AGGREGATE  OF  60.1% OF OUR COMMON STOCK AND CAN EXERCISE CONTROL OVER CORPORATE
--------------------------------------------------------------------------------
DECISIONS  INCLUDING  THE  APPOINTMENT  OF  NEW  DIRECTORS.
-----------------------------------------------------------

     MacDonald S. Tudeme, Wayne F. Richardson and Marguerite M. Tudeme ("Majority Shareholders") can vote an aggregate of 36,173,520 shares (or 60.1%) of our outstanding Common Stock. Accordingly, Mr. Tudeme, Mr. Richardson and Ms. Tudeme will exercise control in determining the outcome of all corporate transactions or other matters, including the election of directors, mergers, consolidations, the sale of all or substantially all of our assets, and also the power to prevent or cause a change in control. Any investors who purchase shares pursuant to this Registration Statement will be minority shareholders and as such will have little to no say in the direction of the Company and the election of Directors. Additionally, it will be difficult if not impossible for investors to remove the Majority Shareholders as Directors of the Company, which will mean they will remain in control of who serves as officers of the Company as well as whether any changes are made in the Board of Directors. As a potential investor in the Company, you should keep in mind that even if you own shares of the Company's Common Stock and wish to vote them at annual or special shareholder meetings, your shares will likely have little effect on the outcome of corporate decisions.

A  DEFAULT  BY  US  UNDER  THE CONVERTIBLE NOTES WOULD ENABLE THE HOLDERS OF THE
--------------------------------------------------------------------------------
CONVERTIBLE  NOTES  TO  TAKE  CONTROL  OF  SUBSTANTIALLY  ALL  OF  OUR  ASSETS.
-------------------------------------------------------------------------------

     The Convertible Notes are secured by a Security Agreement under which we pledged substantially all of our assets, including our equipment, inventory, contract rights, receivables, general intangibles, and intellectual property. A default by us under the Convertible Notes would enable the Note holders to take control of substantially all of our assets. The holders of the Convertible Notes have no operating experience in our industry and if we were to default and the Convertible Note holders were to take over control of our Company, they could force us to substantially curtail or cease our operations. If this were to happen, any investment in our Company would become substantially devalued.

THE CONVERTIBLE NOTES BECOME IMMEDIATELY DUE AND PAYABLE UPON DEFAULT AND WE MAY
--------------------------------------------------------------------------------
BE  REQUIRED  TO  PAY  AN AMOUNT  IN  EXCESS  OF THE  OUTSTANDING  AMOUNT OF THE
--------------------------------------------------------------------------------
NOTES AND ACCRUED  AND  UNPAID  INTEREST  ON  THE  NOTES.
-------------------------------------------------------



     The Notes become immediately due and payable upon an event of default including, among other things, failure to pay principal and interest, failure to convert the Notes to Common Stock, failure to obtain effective of the registration statement to which this Prospectus is a part within one hundred sixty (160) days following Closing, assignment for the benefit of the Company's or its subsidiaries' creditors, application for or consent to the appointment of a receiver for the Company or its subsidiaries, judgments against the Company in excess of $50,000, and bankruptcy, insolvency, reorganization or liquidation proceedings instituted by or against the Company or its subsidiaries. In addition, the Company would be required to pay the holders of the Notes an amount equal to the greater of 130% times the sum of the outstanding amount of the Notes per month plus accrued and unpaid interest on the Notes plus additional amounts owed to the holders of the Notes under the Agreement and related documents (the "Default Sum") or the value of the highest number of shares of Common Stock issuable upon conversion of or otherwise pursuant to such Default Sum determined based on the highest closing price of the Common Stock during the period beginning on the date of default and ending on the date of the payment described herein. If we default on the Notes, we will be forced to pay a substantial amount of money to the Note holders. If we are unable to raise enough money to cover this amount we may be forced to sell off parts or all of our assets, which would force us to scale back our business operations, leading to a decrease in the value of our securities.

WE  MAY  BE SUBJECT TO LIQUIDATED DAMAGES IN THE AMOUNT OF 3% OF THE OUTSTANDING
--------------------------------------------------------------------------------
AMOUNT  OF THE NOTES PER MONTH PLUS ACCRUED AND UNPAID INTEREST ON THE NOTES FOR
--------------------------------------------------------------------------------
BREACHES BY US OF OUR REPRESENTATIONS AND WARRANTIES AND CERTAIN COVENANTS UNDER
--------------------------------------------------------------------------------
THE  SECURITIES  PURCHASE  AGREEMENT.
-------------------------------------

     We made certain representations and warranties and agreed to certain covenants that are customary for securities purchase agreements. In the event that we breach those representations, warranties or covenants, we will be subject to liquidated damages in the amount of 3% of the outstanding amount of the Notes, per month, plus accrued and unpaid interest on the Notes for such breaches (the "Damages"). As of the Filing Date, the outstanding amount of the Notes was $500,000. The interest on the Notes was prepaid at the Closing. We have not previously been required to pay any Damages, however if we do breach the representations, warranties or covenants, which is probable, do to the fact that it is unlikely that our Registration Statement will be declared effective before February 7, 2005, we will be forced to pay Damages to the Note holders. If we do not have enough cash on hand to cover the amount of the Damages, we could be forced to sell part or all of our assets, which could force us to scale back our business operations, leading to a decrease in the value of our securities

WE ARE ACTIVELY SEEKING TO ACQUIRE COMPANIES RELATED TO OUR BUSINESS OPERATIONS,
--------------------------------------------------------------------------------
BUT  OUR  EFFORTS  MAY  NOT  MATERIALIZE  INTO  DEFINITIVE  AGREEMENTS.
-----------------------------------------------------------------------

     In July 2004, the Company entered into negotiations to acquire medical staffing companies as part of its expansion strategy outside of the New York City metropolitan area. Through these negotiations, the Company has acquired BP and Abundant, discussed herein. However, the Company is pursuing the acquisition of additional companies as part of its expansion plan. There can be no assurance that the Company will come to definitive terms with respect to any other negotiations which it may enter into, or, assuming that it reaches definitive agreements, that it will close the planned acquisitions. In the event that the Company does not reach any additional definitive agreements or close any additional acquisitions, our expansion strategy will not proceed as intended which will have a material adverse effect on our growth.



WE ENTERED INTO AN AGREEMENT TO ACQUIRE ABUNDANT NURSING, INC. WHICH ACQUISITION
--------------------------------------------------------------------------------
IS CONTINGENT ON US SATISFYING OUR OBLIGATIONS UNDER A $295,000 PROMISSORY NOTE.
--------------------------------------------------------------------------------

     In October 2004, we entered into an agreement to acquire Abundant Nursing, Inc. in exchange for $150,000 paid on October 1, 2004 and a $295,000 promissory note payable in five (5) years at seven percent (7%) interest per annum. Our acquisition of Abundant is contingent on our paying the $295,000 as contemplated. In addition, we pledged all of the common stock of Abundant to secure our performance under the promissory note. Until we have fully paid $295,000 due under the promissory note, we are required to keep Abundant as a separate Pennsylvania corporation, including without limitation, no merger or consolidation of Abundant with MT Ultimate Healthcare Corp., and maintain the separate assets of Abundant, as they existed on October 1, 2004. In addition, we may not issue, sell or transfer any stock of Abundant or permit or allow any liens on the assets of Abundant until we have paid the $295,000 due under the promissory note. In the event that we do not satisfy our obligations under the $295,000 promissory note and related agreements, the former shareholder of Abundant may take control over Abundant. In such event, we will not receive a credit for the $150,000 that we paid on October 1, 2004 or any reimbursement for any of the money we have previously paid toward the $295,000 note.



THE  COMPANY  IS  ATTEMPTING  TO  RECRUIT  NURSES  FROM  FOREIGN COUNTRIES TO BE
--------------------------------------------------------------------------------
EMPLOYED  IN  THE U.S., IF THE COMPANY IS UNSUCCESSFUL IN THOSE EFFORTS IT COULD
--------------------------------------------------------------------------------
FORCE  THE  COMPANY  TO  CURTAIL  ITS  BUSINESS  OPERATIONS
-----------------------------------------------------------

     Part of the Company's business plan is to recruit foreign nurses from abroad, bring them to the U.S., and employ them in the Company's operations. If the Company is unable to attract a sufficient number of foreign nurses, those people who are recruited are not able to work as nurses in the Company's operations, the current time of three months to obtain foreign work visas from U.S. Citizenship and Immigration Services ("UCSIS") increases, or UCSIS puts limits on the number of healthcare workers they allow into the country under healthcare work visas, it would have a materially adverse effect on the Company's operations and possibly cause the Company to curtail or abandon its business plan.

WE  CURRENTLY  EXPERIENCE  PROBLEMS  COLLECTING  OUR ACCOUNTS RECEIVABLES, WHICH
--------------------------------------------------------------------------------
CAUSES  US PROBLEMS IN CONNECTION WITH THE PAYMENT OF OUR FINANCIAL OBLIGATIONS.
--------------------------------------------------------------------------------

     We currently have over $150,000 in accounts receivables which are at least 60 days old. If we are unable to collect the amounts which are owed to us, or continue to have accounts receivable which are outstanding for long periods of time, it could have an adverse effect on our ability to operate our healthcare operations. We are currently experiencing cash flow problems, as well as problems meeting our financial obligations, which are exacerbated by our inability to collect our accounts receivable in a timely manner. If we continue to have high amounts of outstanding accounts receivables, it could cause us to curtail or even abandon our current business operations.

        RISKS RELATING TO THE SECURITIES TO WHICH THIS PROSPECTUS RELATES
        -----------------------------------------------------------------

IN  THE  EVENT  THIS  REGISTRATION  STATEMENT  IS  NOT DECLARED EFFECTIVE BEFORE
--------------------------------------------------------------------------------
FEBRUARY  7,  2005,  IT  WOULD  CAUSE  US  TO  INCUR  SUBSTANTIAL  PENALTIES.
-----------------------------------------------------------------------------

     Under our Registration Rights Agreement entered into, in connection with the Securities Purchase Agreement discussed herein, the Company is subject to a $10,000 per month penalty payable to the Note holders, if the Company's Registration Statement fails to become effective before February 7, 2005, within one hundred and sixty (160) days of the date of the Closing. It is unlikely that the Registration Statement will become effective before February 7, 2005. Therefore, it is likely that the Company will be forced to pay the penalties to the Note holders. When this happens, we will likely pay this amount out of the proceeds from the sale of the $200,000 in additional Notes, decreasing the amount of additional financing we will raise from that sale. This will likely have a materially adverse affect on the Company's assets, and could force the Company to curtail its business plan.

THE  ISSUANCE  AND SALE OF COMMON STOCK UNDERLYING THE CONVERTIBLE NOTES AND THE
--------------------------------------------------------------------------------
WARRANTS  MAY  DEPRESS  THE  MARKET  PRICE  OF  OUR  COMMON  STOCK.
-------------------------------------------------------------------

     As of the Filing Date, we had 60,232,040 shares of Common Stock issued and outstanding. We are registering in this Prospectus 34,212,500 shares of Common Stock consisting of 32,812,500 shares of Common Stock issuable upon conversion of $700,000 of Convertible Notes, and 1,400,000 shares of Common Stock issuable upon exercise of the Warrants. As sequential conversions and sales take place, the price of our Common Stock may decline, and as a result, the holders of the Convertible Notes could be entitled to receive an increasing number of shares, which could then be sold, triggering further price declines and conversions for even larger numbers of shares, to the detriment of the investors in this Offering. All of the shares issuable upon conversion of the Notes and upon exercise of our Warrants, may be sold without restriction. The sale of these shares may adversely affect the market price of our Common Stock.

THE  ISSUANCE  AND SALE OF COMMON STOCK UNDERLYING THE CONVERTIBLE NOTES AND THE
--------------------------------------------------------------------------------
WARRANTS  REPRESENT  OVERHANG.
------------------------------



     In addition, the Common Stock issuable upon conversion of the Convertible Notes and exercise of the Warrants may represent overhang that may also adversely affect the market price of our Common Stock. Overhang occurs when there is a greater supply of a company's stock in the market than there is demand for that stock. When this happens the price of the company's stock will decrease, and any additional shares which shareholders attempt to sell in the market will only decrease the share price even more. The Convertible Notes may be converted at a conversion price of $0.04267 per share, as of the Filing Date. The Warrants may be exercised at a price of $0.45 per share. As of January 19, 2005, the market price for one share of our Common Stock was $0.14. Therefore, the Convertible Notes and Warrants may be converted into Common Stock at a discount to the market price, providing holders with the ability to sell their Common Stock at or below market and still make a profit. In the event of such overhang, holders will have an incentive to sell their Common Stock as quickly as possible. If the share volume of the Company's Common Stock cannot absorb the discounted shares, the market price per share of our Common Stock will likely decrease.



THE  ISSUANCE  OF COMMON STOCK UNDERLYING THE CONVERTIBLE NOTES AND THE WARRANTS
--------------------------------------------------------------------------------
WILL  CAUSE  IMMEDIATE  AND  SUBSTANTIAL  DILUTION.
---------------------------------------------------

     The issuance of Common Stock upon conversion of the Convertible Notes and exercise of the Warrants will result in immediate and substantial dilution to the interests of other stockholders since the Selling Security Holders may ultimately receive and sell the full amount issuable on conversion or exercise. Although the Selling Security Holders may not convert their Convertible Notes and/or exercise their Warrants if such conversion or exercise would cause them to own more than 4.9% of our outstanding Common Stock, this restriction does not prevent the Selling Security Holders from converting and/or exercising some of their holdings, selling those shares, and then converting the rest of their holdings, while still staying below the 4.9% limit. In this way, the Selling Security Holders could sell more than this limit while never actually holding more shares than this limit allows. If the Selling Security Holders choose to do this it will cause substantial dilution of common stock.

THE  CONTINUOUSLY  ADJUSTABLE  CONVERSION PRICE FEATURE OF OUR CONVERTIBLE NOTES
--------------------------------------------------------------------------------
COULD  REQUIRE  US  TO ISSUE A SUBSTANTIALLY GREATER NUMBER OF SHARES, WHICH MAY
--------------------------------------------------------------------------------
ADVERSELY  AFFECT THE MARKET PRICE OF OUR COMMON STOCK AND CAUSE DILUTION TO OUR
--------------------------------------------------------------------------------
EXISTING  STOCKHOLDERS.
-----------------------

     Our existing stockholders will experience substantial dilution of their investment upon conversion of the Notes and exercise of the Warrants. The Notes are convertible into shares of our Common Stock at the lesser of $0.90 or 40% of the average of the three (3) lowest trading prices of our Common Stock during the twenty (20) trading day period ending one trading day before the date that a holder sends us a notice of conversion. If converted on the Filing Date, the Notes would be convertible into approximately 32,812,500 shares of Common Stock based upon a conversion price of $0.04267. The number of shares issuable could prove to be significantly greater in the event of a decrease in the trading
price  of  our  Common  Stock  that  would  cause  dilution  to   our  existing
stockholders. The Warrants are exercisable into 700,000 shares of Common Stock. The shares of Common Stock issuable upon conversion or exercise of the Notes or Warrants, respectively, are being registered in the registration statement to which this Prospectus is a part. All of the shares of Common Stock offered in this Prospectus may be sold without restriction after the effectiveness of such registration statement. The sale of these shares of Common Stock may adversely affect the market price of our Common Stock. As sequential conversions and sales take place, the price of our Common Stock may decline and if so, the holders of Convertible Notes would be entitled to receive an increasing number of shares, which could then be sold, triggering further price declines and conversions for even larger numbers of shares, which would cause additional dilution to our existing stockholders. Additionally, there are no provisions in the Agreement, Notes, Warrants, or any other document which restrict the Note holders ability to sell short our Common Stock, which they could do to decrease the price of our Common Stock and increase the number of shares they would receive upon conversion and thereby further dilute other stockholders.

     The following is an example of the amount of shares of our Common Stock that are issuable upon conversion of our Notes based on conversion prices that are 25%, 50% and 75% below the conversion price as of the Filing Date of $0.04267.




     Percentage Below         Estimated         Approximate           % of Outstanding
     Conversion
     As of the Filing        Conversion         Number of Shares
     Date                     Price               Issuable (1)        Common Stock (1)(2)

     -----------------  ----------------        -----------------     --------------------
           25%                0.0320                 22,575,000              27.33%
           50%                0.0213                 33,512,500              35.83%
           75%                0.0107                 66,325,000              52.49%



(1) Includes shares of Common Stock issuable upon conversion of the Notes and 700,000 shares of Common Stock issuable upon exercise of the Warrants.

(2) As of the Filing Date, we had 60,232,040 shares of Common Stock issued and outstanding.

As illustrated, the number of shares of Common Stock issuable upon conversion of our Convertible Notes being registered in this Prospectus will increase if the conversion price of our Common Stock declines, which will cause dilution to our existing stockholders.


THE  CONTINUOUSLY  ADJUSTABLE  CONVERSION PRICE FEATURE OF OUR CONVERTIBLE NOTES
--------------------------------------------------------------------------------
MAY  ENCOURAGE  INVESTORS, INCLUDING THE SELLING SECURITY HOLDERS, TO SELL SHORT
--------------------------------------------------------------------------------
OURCOMMON STOCK, WHICH COULD HAVE A DEPRESSIVE EFFECT ON THE PRICE OF OUR COMMON
--------------------------------------------------------------------------------
STOCK.
------

     The Convertible Notes are convertible into shares of our Common Stock at the lesser of $0.90 or 40% of the average of the three (3) lowest trading prices of our Common Stock during the twenty (20) trading day period ending one trading day before the date that a holder sends us notice of conversion. The significant downward pressure on the price of our Common Stock as the Selling Security Holders convert and sell material amounts of our Common Stock could encourage investors, including the Selling Security Holders, to short sell our Common Stock. This could place further downward pressure on the price of our Common Stock. In addition, not only the sale of shares issued upon conversion of the Notes or exercise of the Warrants, but also the mere perception that these sales could occur, may adversely affect the market price of our Common Stock.

WE  MUST  SATISFY  CERTAIN  CONDITIONS  BEFORE  THE SELLING SECURITY HOLDERS ARE
--------------------------------------------------------------------------------
OBLIGATED  TO  PURCHASE  THE  REMAINING  $200,000  OF  CONVERTIBLE NOTES AND THE
--------------------------------------------------------------------------------
RELATED  WARRANTS.
------------------

     We sold $500,000 of Convertible Notes and Warrants to purchase 500,000 shares of Common Stock. We also received a commitment to purchase an additional $200,000 of Convertible Notes and Warrants to purchase 200,000 shares of Common Stock upon the effectiveness of the registration statement to which the Prospectus is a part, subject to our satisfaction of additional conditions, described below under "Description of Securities." If the registration statement is not declared effective or we fail to satisfy these additional conditions, the Selling Security Holders have no obligation to purchase the remaining Convertible Notes and related Warrants. If the Selling Security Holders do not purchase the remaining Convertible Notes and Warrants, the Company will not raise the addition $200,000. This could force the Company to curtail or abandon its business plan, which would decrease the value of the Company's securities.

THE  SELLING  SECURITY  HOLDERS  MAY  EXPLOIT  A  MAJOR ANNOUNCEMENT MADE BY THE
--------------------------------------------------------------------------------
COMPANY  TO CONVERT THE NOTES AT A PRICE SUBSTANTIALLY LOWER THEN THE CONVERSION
--------------------------------------------------------------------------------
PRICE  WOULD  BE  OTHERWISE.
----------------------------

     Under section 1.2(b) of the Notes, the conversion price which the Selling Security Holders must pay is changed after major announcements by the Company, discussed below. In the event the Company makes a major announcement the conversion price of the Notes is equal to the lower of the conversion price that would be effect on the date the announcement is made or the current conversion price at the time the Selling Security Holders wish to convert. Therefore, if the Company's stock price was to increase substantially after a major announcement the Selling Security Holders could still convert the Notes the lower price which applied before the announcement. In this way, the Selling Security Holders could hold shares of the Company's Common Stock worth much more then the Selling Security Holders originally paid for them. Therefore, the Selling Security Holders could sell the shares at a price lower then the current market prices, still making a profit on their investment which would drive down the price of the Company's Common Stock.

IF  THE  COMPANY  WISHES TO MERGE OR CONSOLIDATE ITS ASSETS WITH ANOTHER COMPANY
--------------------------------------------------------------------------------
PRIOR  TO  FULLY  PAYING  BACK  THE  NOTES, IT COULD LEAD TO A DEFAULT UNDER THE
--------------------------------------------------------------------------------
NOTES,  MAKING THEM IMMEDIATELY  DUE.
-----------------------------------

     Under section 1.6 of the Notes, any sale, conveyance or disposition of all or substantially all of the assets of the Company in which more than 50% of the voting power of the Company is disposed of, or the consolidation, merger or other business combination of the Company with or into any other entity when the Company is not the survivor shall either: (i) be deemed to be an event of default under the Notes which could cause the Company to pay substantial penalties, or (ii) require the Company to get written approval by the successor entity that such successor entity assumes the obligations of the Notes. Additionally, under section 1.6 of the Notes, if the Company makes any issuance of shares of Common Stock, options for shares of the Company's Common Stock, or issuances any additional convertible notes for consideration less than the conversion price then in effect, the conversion price of the notes will become the price the shares or options were issued for or the price the additional convertible notes will be convertible for. If the Company is forced to pay penalties under the Notes or the conversion price of the Notes is decreased substantially, the Company could be forced to curtail its business operations or issue more shares of the Company's Common Stock, which would have a dilutive effect on then shareholders.

                       RISKS RELATING TO OUR COMMON STOCK

THE  MARKET  PRICE  OF  OUR  COMMON  STOCK  HISTORICALLY  HAS  BEEN  VOLATILE.
------------------------------------------------------------------------------

     The market price of our Common Stock historically has fluctuated significantly based on, but not limited to, such factors as: general stock market trends, announcements of developments related to our business, actual or anticipated variations in our operating results, our ability or inability to generate new revenues, conditions and trends in the healthcare industry and in the industries in which our customers are engaged.

     Our Common Stock is traded on the NASDAQ OTCBB. In recent years the stock market in general has experienced extreme price fluctuations that have oftentimes have been unrelated to the operating performance of the affected companies. Similarly, the market price of our Common Stock may fluctuate significantly based upon factors unrelated or disproportionate to our operating performance. For example, the fifty-two (52) week high for our Common Stock was $2.55 on February 20, 2004, as compared to the fifty-two (52) week low of $0.10 on January 14, 2005. These market fluctuations, as well as general economic, political and market conditions, such as recessions, interest rates or international currency fluctuations may adversely affect the market price of our Common Stock.



OUR  COMMON  STOCK  IS SUBJECT TO THE"PENNY STOCK" RULES OF THE COMMISSION WHICH
--------------------------------------------------------------------------------
LIMITS  THE TRADING MARKET IN OUR COMMON STOCK, MAKES TRANSACTIONS IN OUR COMMON
--------------------------------------------------------------------------------
STOCK  CUMBERSOME AND MAY REDUCE THE VALUE OF AN INVESTMENT IN OUR COMMON STOCK.
--------------------------------------------------------------------------------

     Our Common Stock is considered a "penny stock" as defined in Rule 3a51-1 promulgated by Commission under the Securities Exchange Act of 1934. In general, a security which is not quoted on NASDAQ or has a market price of less than $5 per share where the issuer does not have in excess of $2,000,000 in net tangible assets (none of which conditions the Company meets) is considered a penny stock. The Commission's Rule 15g-9 regarding penny stocks impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors (generally persons with net worth in excess of $1,000,000 or an annual income exceeding $200,000 or $300,000 jointly with their spouse). For transactions covered by the rules, the broker-dealer must make a special suitability determination for the purchaser and receive the purchaser's written agreement to the transaction prior to the sale. Thus, the rules affect the ability of broker-dealers to sell our Common Stock should they wish to do so, because of the adverse effect that the rules have upon liquidity of penny stocks. Unless the transaction is exempt under the rules, under the Securities Enforcement Remedies and Penny Stock Reform Act of 1990, broker-dealers effecting customer transactions in penny stocks are required to provide their customers with (i) a risk disclosure document; (ii) disclosure of current bid and ask quotations if any; (iii) disclosure of the compensation of the broker-dealer and its sales personnel in the transaction; and (iv) monthly account statements showing the market value of each penny stock held in the customer's account. As a result of the "penny stock" rules, the market liquidity for our Common Stock may be adversely affected by limiting the ability of broker-dealers to sell our Common Stock and the ability of purchasers to resell our Common Stock. Additionally, the value of the Company's securities may be adversely affected by the "penny stock" rules, because of the additional disclosures required by broker-dealers, which take additional time and effort from broker-dealers, decreasing the likelihood that broker-dealers will sell the Company's Common Stock. This may in turn have an adverse effect on the liquidity of the Company's securities which in turn could adversely affect the price of the Company's securities.

     In addition, various state securities laws impose restrictions on transferring "penny stocks" and as a result, investors in the Common Stock may have their ability to sell their shares of the Common Stock impaired.

THE  COMPANY  HAS  NOT  PAID  ANY  CASH  DIVIDENDS.
---------------------------------------------------

     The Company has paid no cash dividends on its Common Stock to date and it is not anticipated that any cash dividends will be paid to holders of the Company's Common Stock in the foreseeable future. While the Company's dividend policy will be based on the operating results and capital needs of the business, it is anticipated that any earnings will be retained to finance the future expansion of the Company.

                           FORWARD-LOOKING STATEMENTS
                           --------------------------

     This  Prospectus  contains forward-looking statements within the meaning of
Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934 (the "Exchange Act"). We have based these forward-looking statements on our current expectations and projections about future events. These forward-looking statements are subject to known and unknown risks, uncertainties and assumptions about us that may affect our actual results, levels of activity, performance, or achievements expressed or implied by such forward-looking statements. These factors are discussed in the section entitled "RISK FACTORS". In some cases you can identify forward-looking statements by terminology such as "may", "should", "could", "would", "expect", "plan", "anticipate", "believe", "estimate", "continue", or the negative of such terms or other similar expressions. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements included in this Prospectus. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this Prospectus might not occur.

                                 USE OF PROCEEDS
                                 ---------------



     This Prospectus relates to shares of Common Stock that the Company may issue upon the conversion of $700,000 of Convertible Notes. The Common Stock issuable upon the conversion of the Convertible Notes may be offered and sold from time to time by the Selling Security Holders. We will not receive any proceeds from the resale of such Common Stock by the Selling Security Holders. As of the date of this Prospectus, the Company has sold $500,000 of the Convertible Notes. The Company has agreed to sell an additional $200,000 in Convertible Notes (subject to the Company's satisfaction of certain conditions as described in the section entitled "RISK FACTORS"), upon the effectiveness of a registration statement under the Securities Act.

     This Prospectus also relates to shares of Common Stock that the Company may issue upon exercise of the Warrants. As of the date of this Prospectus, the Company has issued Warrants to purchase 500,000 shares of its Common Stock at an exercise price of $0.45 per share. The Common Stock underlying the Warrants may be offered and sold from time to time by the Warrant holders. The Company will not receive any proceeds from the resale of our Common Stock underlying the Warrants, however the Company will receive proceeds upon the exercise of the Warrants.

     The Company will use the proceeds from the exercise of Warrants for working capital in support of growing its business operations, which may include the purchase of other companies, similar to BP or Abundant, or focusing the proceeds into marketing and/or the hiring of additional employees. The Company has already used the $500,000 which was received from the sale of the Convertible Notes to make a down payment toward the acquisition of Abundant, pay outstanding debts of the Company and pay legal costs and interest on the money raised.

                                 DIVIDEND POLICY
                                 ---------------

     We have not in the past paid any dividends on our Common Stock. We do not anticipate that any cash dividends will be paid to holders of the Company's Common Stock in the foreseeable future. We anticipate that we will retain any future earnings for use in the expansion and operation of our business. Any determination to pay dividends will depend upon our financial condition, results of operations and capital requirements.

                            SELLING SECURITY HOLDERS
                            ------------------------

     On the date of this offering, the Company has 60,232,040 shares of Common Stock outstanding. This Prospectus relates to the resale of 34,212,500 shares of Common Stock by the Selling Security Holders. The Selling Security Holders are "underwriters" within the meaning of Section 2(a)(11) of the Securities Act of 1933 (the "Securities Act" or the "1933 Act"). None of the Selling Security Holders have held any position, office, or had any other material relationship with the Company, its predecessors or affiliates within the past three years.
Upon the effectiveness of a registration statement pursuant to the Securities Act to which this Prospectus is a part, all 34,212,500 shares of Common Stock will be freely tradable without restriction or further registration under the Securities Act. Sales of a substantial number of shares of the Company's Common Stock in the public market following this offering could adversely affect the market price of the Common Stock.

          The table below sets forth information with respect to the resale of shares of Common Stock by the Selling Security Holders. We will not receive any proceeds from the resale of Common Stock by the Selling Security Holders. We will receive proceeds from the exercise of the Warrants.


                                               Common Stock          Shares of          Beneficial
                                               Beneficially        Common Stock          Ownership          Percentage
                                               Owned Before      Included in this        After the          Owned After
               Name(1)                         the Offering        Prospectus(2)         Offering(3)       the Offering(3)
               ------                          ------------      ----------------        -----------       ---------------

AJW Partners, LLC (4). . . . . . . . . . . .    5,474,000  (5)        5,474,000               0                  --
AJW Offshore, Ltd. (6) . . . . . . . . . . .   12,658,625  (7)       12,658,625               0                  --
AJW Qualified Partners, LLC (8). . . . . . .   15,053,500  (9)       15,053,500               0                  --
New Millennium Capital Partners II, LLC (10)    1,026,375  (11)       1,026,375               0                  --



                                       17

     The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership includes any shares as to which the selling security holder has sole or shared voting power or investment power and also any shares, which the selling security holder has the right to acquire within 60 days. Shares of Common Stock subject to a Convertible Note or Warrant currently convertible or exercisable, or convertible or exercisable within 60 days are deemed outstanding for computing the percentage of the selling security holder holding such Convertible Note or Warrant, but are not deemed outstanding for computing the percentage of any other person.


(1) The Selling Security Holders do not hold any position or office, and have not had any material relationship with the Company or any of its affiliates within the past three (3) years.



(2) Includes 200% of the shares issuable upon conversion of the principal amount of the Convertible Notes and exercise of the Warrants to take into account the conversion of accrued interest and other charges including potential liquidated damages. In addition to the shares of Common Stock set forth in the table, the amount to be registered also covers such indeterminate number of additional shares of Common Stock as may become issuable upon conversion of or otherwise pursuant to the Notes and exercise of the Warrants to prevent dilution resulting from stock splits, stock dividends, or similar transactions in accordance with Rule 416. Because the number of shares of Common Stock issuable upon conversion of the Convertible Notes is dependent in part upon the market price of our Common Stock prior to a conversion, the actual number of shares of Common Stock that will be issued upon conversion will fluctuate daily and cannot be determined at this time. However the Selling Security Holders have contractually agreed to restrict their ability to convert their Notes or exercise their Warrants and receive shares of our Common Stock such that the number of shares of Common Stock held by each of them individually and their affiliates after such conversion or exercise does not exceed 4.9% of the then issued and outstanding shares of Common Stock.

(3)     Assumes  that  all  Common  Stock  registered  will  be  sold.

(4) AJW Partners, LLC is a private investment fund that is owned by its investors and managed by SMS Group, LLC. SMS Group, LLC, of which Mr. Corey S. Ribotsky is the fund manager and has voting and investment control over the shares offered by AJW Partners, LLC.

(5) Includes 5,250,000 shares (or 200% of the shares) issuable upon conversion of Convertible Notes, and 224,000 shares (or 200% of the shares) issuable upon exercise of Warrants.

(6) AJW Offshore, Ltd is a private investment fund that is owned by its investors and managed by First Street Manager II, LLC. First Street Manager II, LLC, of which Corey S. Ribotsky is the fund manager and has voting and investment control over the shares offered by AJW Offshore, Ltd.

(7) Includes 12,140,625 shares (or 200% of the shares) issuable upon conversion of Convertible Notes, and 518,000 shares (or 200% of the shares) issuable upon exercise of Warrants.

(8) AJW Qualified Partners, LLC is a private investment fund that is owned by its investors and managed by AJW Manager, LLC, of which Corey S. Ribotsky and Lloyd A. Groveman are the fund managers and have voting and investment control over the shares offered by AJW Qualified Partners, LLC.

(9) Includes 14,437,500 shares (or 200% of the shares) issuable upon conversion of Convertible Notes, and 616,000 shares (or 200% of the shares) issuable upon exercise of Warrants.

(10) New Millennium Capital Partners II, LLC is a private investment fund that is owned by its investors and managed by First Street Manager II, LLP. First Street Manager II, LLP, of which Corey S. Ribotsky is the fund manager and has voting and investment control over the shares offered by New Millennium Capital Partners II, LLC.

                                       18

(11) Includes 984,375 shares (or 200% of the shares) issuable upon conversion of Convertible Notes, and 42,000 shares (or 200% of the shares) issuable upon exercise of Warrants.



                              PLAN OF DISTRIBUTION
                              --------------------

     The Selling Security Holders and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of Common Stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The Selling Security Holders may use any one or more of the following methods when selling shares:

     -- ordinary brokerage transactions and transactions in which the broker-dealer solicits the purchaser;
     -- block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
     -- purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
     -- an exchange distribution in accordance with the rules of the applicable exchange;
     --   privately-negotiated  transactions;
     -- broker-dealers may agree with the Selling Security Holders to sell a specified number of such shares at a stipulated price per share;
     --   a  combination  of  any  such  methods  of  sale;  and
     --   any  other  method  permitted  pursuant  to  applicable  law.

     The Selling Security Holders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this Prospectus.



     The Selling Security Holders may pledge their shares to their brokers under the margin provisions of customer agreements. If a Selling Security Holder defaults on a margin loan, the broker may, from time to time, offer and sell the pledged shares.

     The Selling Security Holders may sell their shares of Common Stock short and redeliver our Common Stock to close out such short positions; however, the Selling Security Holders may not use shares of our Common Stock being registered in the registration statement to which this Prospectus is a part to cover any short positions entered into prior to the effectiveness of such registration statement. As discussed above in the section entitled "RISK FACTORS", if the Selling Security Holders or others engage in short selling it may adversely affect the market price of our Common Stock.



     Broker-dealers engaged by the Selling Security Holders may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Security Holders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The Selling Security Holders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

     In addition, the Selling Security Holders should be aware that the anti-manipulation provisions of Regulation M under the Securities Exchange Act of 1934 will apply to purchases and sales of shares of Common Stock by the Selling Security Holders and that there are restrictions on market-making activities by persons engaged in the distribution of the shares. Under
Regulation M, the Selling Security Holders or their agents may not bid for, purchase, or attempt to induce any person to bid for or purchase, shares of our Common Stock while they are distributing shares covered by this Prospectus. Accordingly, the Selling Security Holders are not permitted to cover short sales by purchasing shares while the distribution is taking place. We will advise the Selling Security Holders that if a particular offer of Common Stock is to be made on terms materially different from the information set forth in this Plan of Distribution, then a post-effective amendment to the accompanying registration statement must be filed with the Securities and Exchange Commission.

     The Selling Security Holders will be deemed to be an "underwriter" within the meaning of the Securities Act in connection with such sales. Therefore, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them will be deemed to be underwriting commissions or discounts under the Securities Act.

     We are required to pay all fees and expenses incident to the registration of the shares, including fees and disbursements of counsel to the Selling Security Holders, but excluding brokerage commissions or underwriter discounts. We and the Selling Security Holders have agreed to indemnify each other against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

                                LEGAL PROCEEDINGS
                                -----------------

     As  of  the  date of filing of this report, the Company was not a party to,
any  legal  proceedings  involving  the  Company.   However,  the  Company  has
received correspondence threatening legal action regarding the use of the Company's name "MT Ultimate Healthcare Corp."



          DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS
          ------------------------------------------------------------

     The  Directors  and  Officers  of  the  Company  are  as  follows:


Name                        Age      Position                                  Since
----                        ---      --------                                  -----

MacDonald S. Tudeme.         57       Chief Executive Officer,                 August 2003
                                      President, Treasurer and Director

Wayne F. Richardson.         49       Chief Financial Officer and Director     October 2003

Marguerite M. Tudeme         49       Secretary and Director                   August 2003


     MacDonald S. Tudeme began serving as the Company's Chief Executive Officer and as a Director in connection with the Company's acquisition of MT in August 2003. Mr. Tudeme concurrently serves as the Chief Executive Officer of MT. He has held his position at MT since 1997. From August 1998 to August 2003, Mr. Tudeme was also Program Director for Heritage Health and Housing, Inc. In 1995, Mr. Tudeme received a Masters degree in Business Policy Studies from City University (Los Angeles). In 1976, Mr. Tudeme received a diploma in Industrial Administration from Aston University in Birmingham, England. In 1974, he received a Bachelors degree in Business Administration from Calgary College of Technology. Mr. Tudeme attended City College of New York where he completed specialized education as a Credentialed Alcohol and Substance Abuse Counselor. Mr. Tudeme is a member of the British Institute of Marketing. Mr. Tudeme and Marguerite Tudeme, our Secretary and a Director, are husband and wife.



     Wayne F. Richardson began serving as the Company's Chief Financial Officer in October 2003 pursuant to an engagement letter with the Company, and as a Director in December 2003. Concurrently with his position with the Company, Mr. Richardson is a sole practitioner and owner of Rauceo Tax Service, and a Consultant for J.H. Floyd Sunshine Manor, Inc. Mr. Richardson has held his position at Rauceo Tax Service since January 2003 and at J.H. Floyd Sunshine Manor, Inc. since February 1, 2004. Mr. From July 2002 to August 2003, Mr. Richardson served as an independent accountant for MT, stepping down from his position as independent auditor for MT at the time of the Exchange. From June 2002 to January 2003, Mr. Richardson served s a Consultant for Heritage Health & Housing, Inc. From September 2001 to May 2002, Mr. Richardson served as Tax Supervisor for Karkaring & Barbaro, CPAs. From September 1997 to June 2001, Mr. Richardson served as a Senior Accountant for John Trent CPAs. Mr. Richardson received a Bachelors degree in Accounting from York College, The City University of New York ("CUNY"). Mr. Richardson received a Masters degree in Taxation from Baruch College, CUNY. Mr. Richardson is a licensed CPA in the States of New York and Florida.

     Marguerite M. Tudeme began serving as the Company's Secretary and as a Director in connection with the Company's acquisition of MT in August 2003. Ms. Tudeme concurrently serves as the Secretary of MT. She has held her position at MT since 1997. From November 1997 to 1999, Ms. Tudeme was a Supervisor for Heritage Health and Housing, Inc. In 1994, Ms. Tudeme received a Bachelors degree in Human Service from Audrey Cohen College. Ms. Tudeme is a member of the National Association for Female Executives, the Nigerian Nurse Association and the League of Nigerian Women. Ms. Tudeme and MacDonald Tudeme, our Chief Executive Officer and a Director, are wife and husband.

     All Directors of the Company will hold office until the next annual meeting of the shareholders, and until their successors have been elected and qualified. Officers of the Company are elected by the Board of Directors and hold office at the pleasure of the Board.

ENGAGEMENT  LETTER



     Wayne F. Richardson serves as the Company's Chief Financial Officer and as a director of the Company pursuant to an engagement letter effective October 1, 2004, for a period of twelve (12) months. Mr. Richardson will receive $57,000 as compensation. The Company will reimburse Mr. Richardson for his expenses including his travel expenses. Mr. Richardson and the Company may terminate the engagement letter at any time by any form of written notice including email. The engagement letter limits Mr. Richardson's liability for damages to the total amount paid by the Company for services thereunder. Under the terms of the engagement letter, Mr. Richardson is responsible for maintaining the book-keeping of the Company, preparing 1099's and completing the Company's annual corporate federal and state tax returns. In January 2004, the scope of the engagement letter was expanded to include the responsibilities of certifying the Company's financials. Mr. Richardson devotes approximately 50-60% of his professional time to his duties as Chief Financial Officer of the Company.



   SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENTSTOCKHOLDERS
   --------------------------------------------------------------------------



     The following table sets forth information as of January 10, 2005, with respect to the beneficial ownership of the common stock by (i) each director and officer of the Company, (ii) all directors and officers as a group and (iii) each person known by the Company to own beneficially 5% or more of the common stock:


                              Shares of Common Stock Beneficially Owned(1)
Name and Address
Of Beneficial Owners               Number                 Percent
--------------------               ------                 -------
MacDonald S. Tudeme            35,973,520  (2)            59.7 %
45 Main Street, Suite 617
Brooklyn, New York 11201

Marguerite M. Tudeme           35,973,520  (2)            59.7 %
45 Main Street, Suite 617
Brooklyn, New York 11201

Wayne F. Richardson               200,000                     *
5819 Milton Avenue
Sarasota, Florida 34243

All officers and directors     36,173,520  (2)             60.0%
as a group (3 people)

* Less than 1%.

                                       21


(1) The number of shares of Common Stock owned are those "beneficially owned" as determined under the rules of the Securities and Exchange Commission, including any shares of Common Stock as to which a person has sole or shared voting or investment power and any shares of Common Stock which the person has the right to acquire within 60 days through the exercise of any option, warrant or right. Shares of Common Stock subject to a Convertible Note or Warrant currently convertible or exercisable, or convertible or exercisable within 60 days are deemed outstanding for computing the percentage of the person holding such Convertible Note or Warrant, but are not deemed outstanding for computing the percentage of any other person. As of January 10, 2005 there were 60,232,040 shares of Common Stock outstanding.

(2) MacDonald Tudeme and Marguerite Tudeme are husband and wife. This amount is the sum of 28,834,900 shares owned by Mr. Tudeme, 7,067,920 shares owned by Mrs. Tudeme, 35,340 shares owned by their son Phil Tudeme, 17,680 shares owned by their daughter Sandra Tudeme, and 17,680 shares owned by their son Sonny Tudeme. In connection with the Agreement, Mr. Tudeme pledged 5,700,000 shares of Common Stock owned by him as collateral to guarantee the due and punctual performance by the Company and payment of the Company's obligations under the Agreement and related documents.


                            DESCRIPTION OF SECURITIES
                            -------------------------



COMMON  STOCK

     Our Articles of Incorporation, as amended, authorize the issuance of 400,000,000 shares of Common Stock, $.001 par value per share, and no shares of preferred stock. Holders of shares of Common Stock are entitled to one vote for each share on all matters to be voted on by the stockholders. Holders of Common Stock do not have cumulative voting rights. Holders of shares of Common Stock are entitled to share ratably in dividends, if any, as may be declared, from time to time by the Board of Directors in its discretion, from funds legally available therefor. In the event of a liquidation, dissolution, or winding up of the Company, the holders of shares of Common Stock are entitled to share pro rata all assets remaining after payment in full of all liabilities. Holders of Common Stock have no preemptive or other subscription rights, and there are no conversion rights or redemption or sinking fund provisions with respect to such shares.

CONVERTIBLE  NOTES  AND  WARRANTS



     To obtain funding for our ongoing operations we entered into the Agreement with Partners, Offshore, Qualified and New Millennium in August 2004, for the sale of (i) an aggregate of $700,000 Convertible Notes that, as of the Filing Date, were convertible into approximately 16,406,250 shares of Common Stock at $0.04267 per share; and (ii) Warrants to purchase 700,000 shares of Common Stock at $0.45 per share. As of the date of this Prospectus, the Selling Security Holders have purchased, and the Company has issued, an aggregate principal amount of $500,000 of the Convertible Notes which, as of the Filing Date, were convertible into an aggregate of approximately 11,718,769 shares of Common Stock. The Company has issued Warrants to purchase 500,000 shares of Common
Stock. The Company issued these securities on August 31, 2004. The Company and the Selling Security Holders have an agreement whereby upon the effectiveness of the registration statement to which this Prospectus is a part, the Selling Security Holders have five (5) days to purchase an aggregate of $200,000 of identical Convertible Notes (subject to the Company's satisfaction of certain conditions described below) which, assuming a $0.04267 conversion price per share, would be convertible into an aggregate of approximately 4,687,508 shares of Common Stock, and identical Warrants to purchase an aggregate of 200,000 shares of Common Stock at an exercise price of $0.45 per share.

     The conversion price for the Notes is determined at the time of conversion and is calculated as the lesser of the Variable Conversion Price (as defined in the Note) or $0.90. The Variable Conversion Price is average of the three (3) lowest trading prices of the Company's Common Stock during the twenty (20) trading day period ending one trading day before the date that a holder of a Note sends notice of conversion to the Company. The Company may call all of the Notes for an amount in cash equal to either (i) 130% (for prepayments occurring within thirty (30) days of the Closing), (ii) 140% for prepayments occurring between thirty-one (31) and ninety (90) days of Closing, or (iii) 150% (for prepayments occurring after the ninetieth (90th) day following Closing), multiplied by the sum of the then outstanding principal and accrued and unpaid interest. The Convertible Notes have a two-year term and bear interest at a rate of 10% per annum. The holder of a Note may not convert any portion of the
Note  in  excess of that portion of the Note upon conversion of which the sum of
(i) the number of shares of Common Stock beneficially owned by the holder and its affiliates (other than shares of Common Stock which may be deemed beneficially owned through the ownership of the unconverted portion of the Notes or the unexercised or unconverted portion of any other security of the Company (including, without limitation, the Warrants) subject to a limitation on conversion or exercise analogous to the limitations described in this paragraph) and; (ii) the number of shares of Common Stock issuable upon the conversion of the portion of the Note with respect to which the determination of the limitation described in this paragraph is being made, would result in beneficial ownership by the holder and its affiliates of more than 4.9% of the outstanding shares of Common Stock (the "4.9% Limitation"). The holder of a Warrant is subject to the 4.9% Limitation with respect to exercise of the Warrants.

     The Notes become immediately due and payable upon an event of default including, among other things, failure to pay principal and interest, failure to convert the Notes to Common Stock, failure to obtain effective of the registration statement to which this Prospectus is a part within one hundred sixty (160) days following Closing, assignment for the benefit of the Company's or its subsidiaries' creditors, application for or consent to the appointment of a receiver for the Company or its subsidiaries, judgments against the Company in excess of $50,000, and bankruptcy, insolvency, reorganization or liquidation proceedings instituted by or against the Company or its subsidiaries. In addition, the Company would be required to pay the holders of the Notes an amount equal to the greater of 130% times the sum of the outstanding amount of the Notes per month plus accrued and unpaid interest on the Notes plus any additional amounts owed to the holders of the Notes (the "Default Sum") or the value of the highest number of shares of Common Stock issuable upon conversion of or otherwise pursuant to such Default Sum determined based on the highest closing price of the Common Stock during the period beginning on the date of default and ending on the date the payment described herein. We made certain representations and warranties and agreed to certain covenants that are customary for securities purchase agreements. In the event that we breach those representations, warranties or covenants, we will be subject to liquidated damages in the amount of 3% of the outstanding amount of the Notes per month plus accrued and unpaid interest on the Notes for breaches by us of certain representations, warranties and certain covenant provided below. We may call the Notes at a premium upon certain.

     Under section 1.2(b) of the Notes, the conversion price which the Selling Security Holders must pay is changed after major announcements by the Company. In the event the Company makes a public announcement that the Company intends to consolidate or merge with any other corporation (other than a merger in which the Company is the surviving or continuing corporation and its capital stock is unchanged) or sell or transfer all or substantially all of the assets of the Company or any person, group or entity (including the Company) publicly announces a tender offer to purchase 50% or more of the Company's Common Stock (or any other takeover scheme) then the conversion price of the Notes will be equal to the lower of the conversion price that would be effect on the date the announcement is made or the current conversion price at the time the Selling Security Holders wish to convert.

     The Company must satisfy certain conditions under the Agreement, before the Selling Security Holders are required to purchase the additional $200,000 of Convertible Notes and Warrants to purchase 200,000 shares of Common Stock, consisting of the following: (i) the Company's representations and warranties contained in the Agreement are true and correct in all material respects on the date when made and as of Closing; (ii) the Company shall have performed, satisfied and complied in al material respects with the covenants, agreements and conditions required by the Agreement; (iii) there is no litigation, statute, rule, regulation, executive order, decree, ruling or injunction that has been enacted, entered, promulgated or endorsed by or in any court or government authority of competent jurisdiction or any self-regulatory organization having requisite authority which prohibits the transactions contemplated by the Agreement; (iv) no event has occurred which could reasonably be expected to have a material adverse effect on the Company; (v) the shares of Common Stock issuable upon conversion of the Notes and exercise of the Warrants have been authorized for quotation on the OTCBB and trading in our Common Stock on the OTCBB has not been suspended by the SEC or the OTCBB; (vi) the Company shall provide a legal opinion to the Selling Security Holders; and (vii) the Company shall provide certain certificates of its officers to the Selling Security Holders regarding the Company's capitalization, the truth and correctness of its representations and warranties in the Agreement, the Company's Articles of Incorporation, Bylaws and Board of Directors' resolutions relating to the purchase and sale of the remaining Convertible Notes and related Warrants.

     In connection with the Agreement, MacDonald S. Tudeme, our Chief Executive Officer, pledged 5,700,000 shares of Common Stock owned by him as collateral to guarantee the due and punctual performance and payment of our obligations under the Agreement and related documents. We granted the Selling Security Holders a continuing, first priority security interest in our general assets (the "Security Agreement") and our intellectual property (the "Intellectual Property Security Agreement").

                                  LEGAL MATTERS
                                  -------------



     David M. Loev, Attorney at Law, Houston, Texas, the Company's counsel, will give an opinion on the validity of the shares of Common Stock being registered and offered in this Prospectus.



                                     EXPERTS
                                     -------

     The audited financial statements as of December 31, 2002 and 2003 included in this Prospectus have been included in reliance on the report of Clyde Bailey, P.C., Certified Public Accountant, given as an expert in accounting and auditing.

            DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR
           -----------------------------------------------------------
 SECURITIES ACT LIABILITIESDISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION
-------------------------------------------------------------------------------
                         FOR SECURITIES ACT LIABILITIES
                         ------------------------------

     Our Articles of Incorporation, as amended, and Bylaws provide for indemnification from liability of our officers and directors to the fullest extent permitted by Nevada Law, including future amendments to Nevada Law. Nevada Law generally provides that we may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed Proceeding by reason of the fact that the person is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with the Proceeding upon a determination by our stockholders, a majority of our disinterested directors or independent legal counsel that indemnification is proper in the circumstances, provided that: a) it is not proven that the person's act or failure to act constituted a breach of the person's fiduciary duties as an officer or director, and the person's breach of those duties involved intentional misconduct, fraud or a knowing violation of law; or b) the person acted in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, the person had no reasonable cause to believe that the person's conduct was unlawful. Nevada Law also generally limits the liability of our officers and directors for any damages as a result of any act or failure to act in the officer's or director's capacity as an officer or director provided that: a) it is not proven that the person's act or failure to act constituted a breach of the person's fiduciary duties as an officer or director, and the person's breach of those duties involved intentional misconduct, fraud or a knowing violation of law. Thus, the Company may be prevented from recovering damages for certain alleged errors or omissions by the officers and directors for liabilities incurred in connection with their good faith acts for the Company.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

                             DESCRIPTION OF BUSINESS
                             -----------------------

BUSINESS  DEVELOPMENT



     The Company was originally incorporated in Nevada as JavaJuice.net on September 13, 2000. The Company's business plan was to engage in the operation of an Internet Cafe in Reno, Nevada. Prior to entering into the Exchange, discussed below, and the consummation of the transactions thereunder, the Company was considered a development stage enterprise, as defined in Financial Accounting Standards Board No. 7, as the Company's planned principal operations had not commenced, the Company had not generated any revenue, and all of its efforts were devoted to securing and establishing a new business.



     On August 8, 2003, JavaJuice, MT and the former MT shareholders entered into the Exchange whereby MT became a wholly-owned subsidiary of the Company. In addition, MacDonald Tudeme, the Company's Chief Executive Officer, a director of the Company, and a former MT shareholder, entered into a stock purchase agreement with the Company's former officer and director, Laura Mazany. As a result of these transactions, control of the Company shifted to the former MT shareholders.

     In September 2003, the Company completed an 80 to 1 forward stock split followed by a 1 to 4 reverse stock split. The stock splits are collectively referred to herein as the "Stock Splits." The effects of the Stock Splits have been retroactively reflected in this Prospectus unless otherwise stated. The reason for the forward split followed by a reverse split was that after the Company completed the forward split, the Directors felt that too many shares were issued and outstanding, and that the Company would therefore look less attractive to investors. The Company then affected a reverse stock split to lower the number of outstanding shares of the Company and make the Company more attractive to investors. This was not done to reduce the number of investors, as the number of investors before and after the Stock Splits remained the same.



     MT operates a payroll nurse staffing and homecare business. As a result of a change in business focus due to the acquisition of MT, the Company changed its name to MT Ultimate Healthcare Corp. In February 2004, the Company established an infusion nursing department. The Company has a contract with various infusion companies to provide skilled nursing services, including Registered Nurses to patients in their homes. The Company currently employs two full time employees in its infusion department, an administrator and a scheduler, as well as a director of patient services who works approximately 30 hours per week. The main function of the employees in the infusion nursing department is to administer the department, making sure that the nurses visit the clients as scheduled, as well as acting as a liaison between the clients and the infusion companies with whom the Company has contracts. Additionally, the Company employs approximately 12 registered nurses who visit clients in their homes.

     On May 20, 2004, the Company acquired all of the issued and outstanding common stock of BP from BP's sole shareholder in exchange for 200,000 shares of the Company's Common Stock. As additional consideration, the Company agreed to pay BP's sole shareholder an aggregate of $150,000 cash payable as follows: a) $25,000 upon closing the transaction; and b) $125,000 payable at the beginning of the month in equal monthly installments of $4,808 over a twenty-five month period beginning June 2004, and a final payment of $4,800 at the beginning of the twenty-sixth month following June 2004. BP provides 24-hour healthcare services to senior citizens in the New Jersey metropolitan area.

     On August 31, 2004 (the "Closing"), the Company entered into a Securities Purchase Agreement (the "Agreement") with AJW Partners, LLC ("Partners"), AJW Offshore, Ltd. ("Offshore"), AJW Qualified Partners, LLC ("Qualified"), and New Millennium Capital Partners II, LLC ("New Millennium") to purchase callable secured convertible notes having an aggregate principal amount of $700,000, a 10% annual interest rate payable quarterly, a term of two (2) years, and a conversion price, as of January 20, 2005 (the "Filing Date"), of $0.04267 per share (the "Convertible Notes" or "Notes"). Partners, Offshore, Qualified and New Millennium are collectively referred to herein as the "Selling Security Holders." The Agreement also provides for the issuance of warrants to purchase up to an aggregate of 700,000 shares of Common Stock, with an exercise price of $0.45 per share (the "Warrants"). The shares of Common Stock being offered for resale in this Prospectus consist of 200% of the shares of Common Stock issuable upon conversion of the Convertible Notes (or 32,812,500 shares as of the Filing
Date), and 200% of the shares of Common Stock issuable upon the exercise of the Warrants (or 1,400,000 shares). We will not receive any proceeds from the resale of our Common Stock issuable upon conversion of the Notes or exercise of the Warrants. We will however receive proceeds from the sale of the additional $200,000 of Convertible Notes and exercise of the Warrants. As of the date of this Prospectus, we have sold $500,000 of the Convertible Notes. We have agreed to sell an additional $200,000 of Convertible Notes upon the effectiveness of the registration statement to which this Prospectus is a part. Investors should note that the Notes are secured by substantially all of the Company's assets. The sale of the additional Convertible Notes is subject to our satisfying certain conditions described in the section entitled "RISK FACTORS".

     On October 1, 2004, the Company entered into an Agreement and Plan of Acquisition and Merger ("A&M Agreement") to acquire Abundant Nursing, Inc., a Pennsylvania corporation ("Abundant") in exchange for $150,000 paid on October 1, 2004, and a five-year promissory note in the principal amount of $295,000 that accrues interest at a rate of seven percent (7%) per annum. Abundant may be merged with and into the Company after the Company has fully-paid all amounts due under the A&M Agreement. Until such time as the Company pays the full consideration pursuant to the A&M Agreement, Abundant will be operated by the Company as a stand alone subsidiary. Abundant is located in Mount Joy, Pennsylvania, and provides staffing in the central area of Pennsylvania and the Lancaster area.

     On October 28, 2004, the Company entered into a Nurse Recruitment and Placement Services Agreement for International Nurses ("Nurse Recruitment Agreement") with Nurse Employment & Immigration, Inc. ("NEI"). Under the terms of the Nurse Recruitment Agreement, NEI will supply the Company with resumes of nurses who have passed the Commission on Graduates of Foreign Nursing Schools test ("CGFNS"), and the Company will be responsible for the immigration of the nurses, including providing all required documents, orientation and diversity programs, work permits, and payment of expense allowance. In return for NEI referring foreign nurses to the Company for immigration, the Company pays NEI a referral fee. This referral fee is paid in two different phases. Under the first phase, before the individual has arrived in the U.S., the following payments will be made to NEI: $2,000 when a nurse is selected, $2,000 when the immigration papers are filed, $1,000 before VISA stamping in the home country is completed, and $1,000 before the nurse arrives in US. Under phase two, which starts after the individual arrives in the U.S. and begins working for the Company, the fees paid to NEI are as follows: any hourly rate of up to $30.00 per hour will result in a $2 per hour fee to NEI, and any hourly rate of $30.01 and higher will result in NEI receiving fifty (50%) percent of the excess amount over $30.00, multiplied by the hours worked by the nurse. During phase two, the number of hours shall not include over-time, part-time, or weekend work.

     The initial term of the Nurse Recruitment Agreement is for one (1) year. Unless terminated by the Company or NEI earlier, after the receipt of 30 days written notice to the other party, and will renew automatically for additional one-year terms unless either Party provides the other written notice of termination at least thirty (30) days prior to the expiration date of such term. If terminated, the Company is still required to pay NEI for any successful referrals made by NEI prior to the termination, for as long as the referral nurse continues to work for the Company.

     The bulk of the Company's revenue for the year ending December 31, 2003, as well as the first two quarters of 2004, came from the two city hospitals, Queens General and Metropolitan Hospital However, since establishing the infusion therapy department, the Company's customer base has grown and the Company now relies less on those hospitals for revenue. Additionally, through the acquisitions of BP and Abundant the Company believes it is diversifying its operations.



     Investors are encouraged to view the Company's filings at www.sec.gov, as well as the Company's website, www.mthealthcare.com, before making any investment in the Company.

PRINCIPAL  PRODUCTS  AND  SERVICES

     The Company, through its wholly-owned Nevada subsidiary, MT, operates a payroll nurse staffing and homecare business. The Company provides healthcare professionals such as Certified Nursing Assistants, Nurse Technicians, Licensed Practical Nurses and Registered Nurses to hospitals, nursing homes, licensed home care services agencies ("LHCSAs"), other health-related businesses, and to the homes of the elderly, sick and incapacitated. In January 2004, the Company received a license from the State of New York, Department of Health, effective December 9, 2003, to operate as a LHCSA in the five boroughs of New York City:
The Bronx, Brooklyn, Manhattan, Queens and Staten Island, as well as in Nassau County. The Company also operates a 24-hour healthcare services business for senior citizens through its wholly-owned New Jersey subsidiary, BP.

     Currently, the Company's primary target market consists of public hospitals, private hospitals and nursing homes in the five (5) Boroughs of New York City, the elderly and patients that have been discharged from hospitals and are recuperating at home. The market for the provision of healthcare services in New York City metropolitan area is very competitive. MT competes with several healthcare service providers and healthcare staffing companies. These competitors include Best Care, All Care Services, White Gloves, and Prefer Nursing. MT believes that it has the capacity to acquire 5% of its primary target market.



     The Company's 24 hour healthcare services business operates 24 hours, seven days a week. The Company's 24 hour healthcare services business allows anyone who needs answers to questions or help from a nurse to receive that information at any time of night or day. The Company is then able to send a nurse who is on standby to the caller's house or facility which is in need of assistance.

     The Company takes into consideration the customer's needs and optimizes its resources to fit those needs. The Company markets its services under the names "M.T. Ultimate Healthcare Staffing and Homecare Services," "M.T. Ultimate Services," or "M.T. Ultimate."

INDUSTRY  AND  MARKET  OVERVIEW



     Based on research that the Company conducted on twenty-five hospitals and nursing homes, the results show that they employ staff agency employees to cover odd shifts such as nights, weekends and unplanned absenteeism and the Company believes that the demand for nurses will continue to rise as the "baby boomers" retire. Furthermore, the Company believes that there is a present shortage of skilled nursing professionals which the Company believes will worsen due to the pressures of managed care. Therefore, the Company believes that hospitals will continue to have a growing need for agency nurses. The Company feels it remains flexible enough to meet the staffing requirements of both the hospital and the home healthcare segments.

COMPETITION  AND  COMPETITIVE  STRATEGY



     The medical staffing industry is both highly fragmented and highly competitive. There are a large number of firms engaged in the provision of medical personnel. A significant number of these companies are very small competitors operating on a localized basis. There are however, a few larger companies that operate on a national basis. The Company believes that its marketing approach, coupled with innovative methods for identifying skilled personnel offer advantages to the Company. The Company feels that one reason for this advantage is the way in which the Company relates to its staff. The Company believes that it has a personal relationship with its staff which is different from the majority of its competitors and which the immigrants on whom the Company's relies can appreciate. One such advantage the Company feels it offers is that the Company has a referral system in place whereby the referring party gets a bonus for each new nurse referred to the Company. Additionally, some of the Company's management and the majority of the staff are immigrants themselves which helps build camaraderie with immigrants new to this country. The Company's staff members belong to the cultural groups and organize churches which many immigrants belong, which helps the Company gain inside information on the arrival of new immigrants.

     The Company intends to compete in the nurse staffing industry based primarily on its unique marketing approach, its willingness to provide support to its staff, superior client service, and its aggressive recruitment policy within the United States and abroad. The Company's management believes that its ability to recruit experienced nursing staff and its relationship with its staff gives the Company an advantage over its competitors which include RehabCare's StarMed Staffing Division, Medical Staffing Network, IntelliStaff, NurseFinders, White Gloves, ATC Healthcare, and Best Care.

Recruitment  Policy
-------------------

     We believe that there is currently a pool of trained, experienced, immigrant nurses in the New York City metropolitan area, because of the large number of phone calls we received from job advertisements we have placed for trained workers. We feel that most of our competitors are not positioned to identify, connect with, and turn this pool of nurses into a New York State licensed workforce. The Company's strategy for bringing in this workforce, which it believes exists, is based in large part on management's first-hand knowledge of successfully making a cultural conversion as it relates to nursing, which comes from many of the Company's management being immigrants to the United States themselves. The Company intends to attract this pool or nurses by assisting them in obtaining their New York State nursing licenses.



     In addition to this internal recruitment drive, the Company also intends to recruit trained, experienced nurses from the Philippines, India, the West
Indies, Africa and Europe. The Company, with the assistance of immigration lawyers, intends to sponsor these nurses, assist them in obtaining New York State nursing licenses, and sign them to renewable three-year employment contracts. The Company is currently working with an immigration law firm in Virginia who is assisting the Company in the preparation and filing of immigration papers for foreign nurses. The Company is sponsoring these nurses in their employment with hospitals in the U.S. The Company's partner Nurse Employment & Immigration, Inc. ("NEI ") has nurses in India and operates a school where nurses are oriented and prepared to pass the National Council Licensure Examination and the Commission on Graduates of Foreign Nursing Schools test ("CGFNS") which allows them to come to the U.S. for nursing employment. The nurses are screened and processed and once they are found to be CGFNS ready, the Company applies for a work permit for the nurses which can later lead to a green card. NEI recruits nurses licensed in India through an Indian company licensed by the Indian government to recruit nurses. Currently the Company only has a working partnership with companies in India to bring nurses to the U.S., however, the Company hopes to eventually establish contacts in the Philippines, Nigeria and Ghana, of which there can be no assurances.

     We have not previously recruited any nurses from outside of the country. However, our partner NEI has placed approximately 23 nurses in hospitals in New York, New Jersey and Pennsylvania in the past. The Company currently has two foreign nurses working for the Company in the U.S., which were recruited through NEI. Additionally, the Company has plans to file papers for nine registered nurses with the United States Citizenship and Immigration Services.

     Some of the Company's employees are independent contractors, particularly Registered Nurses who are engaged in the Company's high tech nursing operations, because they specialize in the field of infusion therapy. Additionally, because Registered Nurses require specialized licenses, they are in high demand and often work with more than one agency. As a result of being considered an independent contractor, these individuals are required to pay their own federal, state and local taxes.

CLIENT  BASE  AND  RECENT  DEVELOPMENTS



     The Company has a range of clients, notably spanning hospitals located in the metropolitan New York City area. The Company's largest client is the City of New York Hospitals which accounted for approximately 73% of total revenues for December 31, 2003. However, because the City of New York Hospitals ("City Hospitals") do not provide service contracts, the Company is not currently operating under one. Instead, after the City Hospitals reviewed the Company's pay rates and holidays they issued a vendor number to the Company. The Company's continued service depends on the City Hospitals need and the Company's ability to provide services. The Company actively seeks to increase its client base and to broaden its service and product offerings.



     In January 2004, the Company received a license from the State of New York, Department of Health, effective December 9, 2003, to operate as a LHCSA in the five boroughs of New York City: The Bronx, Brooklyn, Manhattan, Queens and Staten Island, as well as in Nassau County, New York. The Company now has the ability to provide a full range of medically necessary healthcare services. The licensure allows the Company to reach a broader audience of clients requiring skilled, in-home healthcare services such as health planning therapy, drug injections and medication delivery. The licensure also provides the Company with access to client referrals from hospitals, skilled nursing and long-term care facilities that were previously unavailable to the Company.

     In February 2004, the Company established a high tech infusion nursing department that will allow staff to provide highly-specialized nursing services to the Company's clients. With the addition of this new department, the Company's clients can now be referred by doctors, insurance companies or infusion companies to receive highly skilled, in-home specialty health care service by the Company's staff of appropriately qualified registered nursing professionals.



The Company signed three contracts in 2004 and one in 2003 that relate to its business operations. In July 2004 and in March 2004, the Company signed a contract with Prompt Care, Inc. ("Prompt Care") and MidAtlantic Home Infusion Company ("MidAtlantic"), respectively, to provide Prompt Care and MidAtlantic on an as-needed basis with specialized nursing personnel qualified to provide home infusion therapy to patients in the New York area. The MidAtlantic contract is for the term of one (1) year and will be reviewed annually. The MidAtlantic contract may be terminated with at least thirty (30) days written notice by either party.



     In February 2004, the Company signed a contract with Christian Pilgrim Outreach ("CPO"). Under the contract, CPO will provide the Company with access to more than 400 medically trained personnel worldwide over a three-year period. During the second quarter of 2003, the Company signed a contract with CABS Nursing Home of Brooklyn, New York ("CABS") to provide CABS on an as-needed basis with qualified nursing personnel over the next several years. However, at this time the Company is in the process of discontinuing its services to CABS. All three of the contracts are non-exclusive and continued service under the contracts depends on the quality of services provided by the Company.

     The Company expects that, due to planned expansion, the license to operate as a LHCSA, and the new contracts with Prompt Care, MidAtlantic and CABS, the Company will depend less heavily on the City of New York Hospitals as a source of revenue during 2004.

GOVERNMENT  REGULATION

     The Company is licensed by the State of New York, Department oh Health to operate as a LHCSA in the five boroughs of New York City and in Nassau County. The Company was required to prepare operating manuals as part of the approval process. Home healthcare licensure requires the Company to make sure that its staff is appropriately qualified, trained and supervised to provide skilled, in-home healthcare services. The Company will be subject to unannounced surveys to assess its compliance with state and federal standards governing the quality and scope of the services it provides. In the event we do not comply with the license, we may be subject to penalties.

EMPLOYEES



     The Company currently employs approximately sixty (60) people on a full-time basis. These employees include Certified Nursing Assistants, Nurse Technicians, Licensed Practical Nurses, and Registered Nurses. The Company intends to recruit at least three Registered Nurses during the fourth quarter of 2004. The Company employs two full-time employees in its infusion department, including an administrator and a scheduler, as well as a director of patient services, who works approximately 30 hours per week. The main function of the employees in the infusion nursing department is to administer the department, making sure that the nurses visit the clients as scheduled, as well as acting as a liaison between the clients and the infusion companies with whom the Company has contracts. Additionally, the Company employs approximately 12 registered nurses who visit clients in their homes. Some of the Company's employees are independent contractors, particularly Registered Nurses who are engaged in the Company's high tech nursing operations, because they specialize in the field of infusion therapy. Additionally, because Registered Nurses require specialized licenses, they are in high demand and often work with more than one agency. As a result of being considered an independent contractor, these individuals are required to pay their own federal, state and local taxes. Most of the Company's other employees who do not work in the infusion department are paid hourly, but are not considered independent contractors.

                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                      ------------------------------------



     This  report  contains  forward  looking  statements  within the meaning of
Section 27a of the Securities Act of 1933 and Section 21e of the Securities Exchange Act of 1934. These forward looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or anticipated results, including those set forth, above, in the section entitled "RISK FACTORS" and elsewhere in this Prospectus. The following discussion and analysis should be read in conjunction with the Company's financial statements and notes thereto included in the section entitled "FINANCIAL STATEMENTS" in this Prospectus.

KNOWN  TRENDS,  EVENTS  AND  UNCERTAINTIES





     The Company is aggressively seeking to expand its operations both within New York City and the surrounding areas (e.g., New Jersey, Connecticut, and upstate New York.). The Company is also actively seeking to broaden its service and product offerings. Continuing its plan from the first and second quarter, the Company is focusing on expanding its business during this third quarter, and throughout the remainder of 2004. Management expects that much of the growth will come from acquisitions and by internal new business development. In particular, the Company plans to extend its high-tech nursing business throughout the area. The Company acquired BP and Abundant in accordance with the Company's acquisition plan.

COMPARISON  OF  OPERATING  RESULTS

RESULTS OF OPERATIONS FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2004 COMPARED TO THE THREE MONTHS ENDED SEPTEMBER 30, 2003

     Revenues increased $135,640 (or 43.6%) from $310,812 for the three months ended September 30, 2003 to $466,452 for the three months ended September 30, 2004. The increase in revenues was generally due to greater demand for the Company's services in the New York City Hospital-Metropolitan area as well the addition of BP sales for the three months ending September 30, 2004.

     Cost of revenues increased $115,849 (or 49.1%) from $236,122 for the three months ended September 30, 2003 to $351,971 for the three months ended September 30, 2004. The increase in cost of revenues was due to the variable cost increase due to the addition of BP sales for the three months ending September 30, 2004.

     Gross profit increased $19,791 (or 26.5%) from $74,690 for the three months ended September 30, 2003 to $94,481 for the three months ended September 30, 2004. The increase in gross profit was attributable to the addition of BP sales for the three months ending September 30, 2004.

     Gross  profit  as  a  percentage of sales ("gross profit margin") increased
2.9% from 21.1% for the three months ended September 30, 2004 to 24% for the three months ended September 30, 2003.

     The Company had total expenses of $433,698 for the three months ended September 30, 2004, as compared to total expenses of $87,744 for the three months ended September 30, 2003, an increase of $345,954. The expenses for the three months ended September 30, 2004 consisted of the following: salaries and wages of $109,332, stock issued for professional services of $175,000, professional fees of $37,720, rent of $21,918, depreciation of $8,222, amortization expense of $6,263, interest expense of $7,562, and operating expenses of $67,691. In comparison, the expenses for the three months ended September 30, 2003 consisted of salaries and wages of $22,793, professional fees of $16,242, rent of $3,600, depreciation of $5,909, interest expense of $8,117 and operating expenses of $31,083. The increase in expenses was primarily due to the additional administrative costs associated with BP and the granting and issuance of stock valued at $175,000 for professional services for the period. The Company's employees in its infusion department are paid hourly with the majority being considered independent contractors, meaning they pay their own taxes. The Company's employees in other departments are paid hourly and not considered independent contractors.

     For the three months ended September 30, 2004, the Company had a net loss from operations of $339,217, as compared to a net loss from operations of $13,054 for the three months ended September 30, 2003. The Increase in net loss from operations was primarily due to the Company's increase in expenses for the three months ended September 30, 2004.

     Although the Company has incurred a net operating loss ("NOL"), no tax benefit is being recorded at this time because there is no assurance that the Company will recover the NOL.

     The Company had a net loss of $339,217 for the three months ended September 30, 2004, as compared to a net income of $13,054 for the three months ended September 30, 2003. The Increase in net loss was primarily due to the Company's increase in expenses for the three months ended September 30, 2004.

     As of September 30, 2004, the Company had an accumulated deficit of $866,030.

RESULTS OF OPERATIONS FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2004 COMPARED TO THE NINE MONTHS ENDED SEPTEMBER 30, 2003

     Revenues increased $575,102 (or 76.4%) from $752,681 for the nine months ended September 30, 2003 to $1,327,783 for the nine months ended September 30, 2004. The increase in revenues was due to increased hospital sales from Metropolitan Hospital, increased homecare sales which occurred after acquiring New York State homecare license as a provider of homecare in that state, introduction of infusion and No Fault Insurance homecare services, and the takeover of BP.

     Cost of revenues increased $472,822 (or 87%) from $543,758 for the nine months ended September 30, 2003 to $1,016,580 for the nine months ended September 30, 2004. The increase in cost of revenues was directly attributable to the increase in revenues.

     Gross profit increased $102,280 (or 49%) from $208,923 for the nine months ended September 30, 2003 to $311,203 for the nine months ended September 30, 2004. The increase in gross profit was attributable to increased sales from the New York City Hospital, increased sales from homecare services, increased sales with the introduction of infusion homecare services and no-fault insurance homecare services.

     Gross profit as a percentage of sales ("gross profit margin") was 23.4% for the nine months ended September 30, 2004, as compared to 27.8% for the nine months ended September 30, 2003. The decrease in gross profit margin is attributable to the increase in cost of revenues.

     The Company had total expenses of $1,132,480 for the nine months ended September 30, 2004, as compared to total expenses of $198,452 for the nine months ended September 30, 2003. The expenses for the nine months ended September 30, 2004 consisted of the following: salaries and wages of $290,391, stock issued for professional services of $465,000, professional fees of $107,643, rent of $65,082, depreciation of $23,502, amortization expense of $6,263, interest expense of $12,756, and operating expenses of $161,843. In comparison, the expenses for the nine months ended September 30, 2003 consisted of salaries and wages of $53,299, professional fees of $30,336, rent of $9,600, depreciation of $15,408, interest expense of $18,479 and operating expenses of $71,330. The increase in expenses was due to increased administrative costs associated with the Company going public, increased costs due to the granting and issuance of stock for professional services, increased administrative costs associated with the introduction of infusion and no-fault insurance homecare services, and increased administrative costs associated with the acquisition of BP.

     For the nine months ended September 30, 2004, the Company had a net loss from operations of $821,277, as compared to net income from operations of $10,471 for the nine months ended September 30, 2003. The change in position from net income from operations to net loss from operations was due to the increase in cost of revenues and the increase in expenses.

     Although the Company has incurred a net operating loss ("NOL"), no tax benefit is being recorded at this time because there is no assurance that the Company will recover the NOL.

     The Company had a net loss of $821,277 for the nine months ended September 30, 2004, as compared to a net income of $10,471 for the nine months ended September 30, 2003. The change in position from net income to net loss was due to the increase in cost of revenues and the increase in expenses.

FISCAL YEAR ENDED DECEMBER 31, 2003 COMPARED TO FISCAL YEAR ENDED DECEMBER 31, 2002

     Revenues increased $499,904 (or 76%) from $659,333 for the fiscal year ended December 31, 2002 to $1,159,237 for the fiscal year ended December 31, 2003. The increase in revenues was due to new business infusion and skilled nursing services being provided during 2003.

     Cost of revenues increased $384,728 from $508,144 for the fiscal year ended December 31, 2002 to $892, 872 (or 76%) for the fiscal year ended December 31, 2003. The increase in cost of revenues was due to the increase in sales.

     Gross profit increased $115,176 (or 76%) from $151,189 for the fiscal year ended December 31, 2002 to $266,365 for the fiscal year ended December 31, 2003. The increase in gross profit was attributable to the matching increases in revenues and cost of revenues. As a result, gross profit as a percentage of sales ("gross profit margin") remained the same at 23% for both the fiscal years ended December 31, 2003 and 2002.

     The Company had total expenses of $363,325 for the fiscal year ended December 31, 2003, as compared to total expenses of $143,315 for the fiscal year ended December 31, 2002. The expenses for the fiscal year ended December 31, 2003 consisted of the following: $75,129 of salaries and wages, $77,902 of professional fees, $23,920 of depreciation, $12,867 of interest expense, and $173,507 of operating expenses. In comparison, the expenses for the fiscal year ended December 31, 2002 consisted of $33,355 of salaries and wages, $10,036 of professional fees, $15,527 of depreciation, $7,930 of interest expense, and $76,467 of operating expenses. The increase in expenses was primarily due to infrastructural developments, licensure expenses, and increased operations.

     For the fiscal year ended December 31, 2003, the Company had a net loss from operations of $96,960, as compared to net income of $7,874 for the fiscal year ended December 31, 2002. The change in position from net income from operations to net loss from operations is due to the increase in expenses. Although the Company has incurred an NOL, no tax benefit is being recorded at this time because there is no assurance that the Company will recover the NOL.

     The Company had a net loss of $96,960 for the fiscal year ended December 31, 2003, as compared to net income of $7,874 for the fiscal year ended December 31, 2002. The change in position from net income to net loss is due to the increase in expenses.

     As of December 31, 2003, the Company had an accumulated deficit of $64,753.

     The Company had basic and diluted earnings per share of $(0.00) and $0.00 as of December 31, 2003 and 2002, respectively.



     As of December 31, 2003, total current assets were $271,964 which consisted of $54,758 of cash, $197,034 of accounts receivable, net of an allowance for doubtful accounts, and $20,172 of other current assets.



     As of December 31, 2003, total current liabilities were $67,369 which consisted of $59,867 of accounts payable and accrued liabilities and $7,502 of current portion of capital leases.

     Net working capital was $204,595 at December 31, 2003. The ratio of current assets to current liabilities was 4.0.

     The Company had a net increase in cash of $21,068 for the fiscal year ended December 31, 2003. The Company used $153,163 of cash in operating activities, consisting of the Company's net loss of $96,960 and adjustments due to an increase of $62,472 in accounts receivable and an increase of $20,702 in other current assets which were offset by an adjustment of $12,877 for depreciation and an adjustment of $14,094 due to an increase in accounts payable.

     The Company spent $44,775 on property, plant and equipment during the fiscal year ended December 31, 2003.

     Cash flows from financing activities were $219,006 for the fiscal year ended December 31, 2003, consisting of an increase of bank notes in the amount of $60,484, an increase in capital leases of $8,522 and an issuance of 600,000 shares of the Company's common stock as satisfaction of indebtedness in the amount of $150,000.



     Interest expense was $12,867 for the fiscal year ended December 31, 2003. As described in Note 6 of Notes to Financial Statements for December 31, 2003, included in the section heading "Financial Statements", the Company has two lines of credit with variable interest rates that are underwritten by the Small Business Administration. As of December 31, 2003, $47,500 with a 6% interest rate was outstanding under one line of credit and $141,197 with a 5% interest rate was outstanding under the other line of credit. The lines of credit mature on January 29, 2009 and January 1, 2005, respectively.



     The Company has several capital leases for computers and telephone equipment. The aggregate capital amount of the leases was $19,754 as of December 31, 2004 of which $7,502 was the current portion of the lease commitment.

     The Company has entered into various leases for office space. As of December 31, 2003, the minimum lease payments under these leases in 2004 was $66,310.



     The Company requires $2 million of financing to expand its business operations through the acquisition of other enterprises and the creation or organization of offices outside of New York City such as New Jersey, Connecticut or Atlanta. This financing is in addition to $500,000 already raised and a $200,000 commitment. We recently received an aggregate of $500,000 of Convertible Note financing from four (4) unrelated parties, which we have already spent. We also received a commitment from these parties to purchase an additional $200,000 of convertible debt (subject to the Company's satisfaction of certain conditions as discussed under the heading "Risk Factors") upon the effectiveness of the registration statement to which this Prospectus is a part. In connection with the Convertible Note financing, we issued Warrants to purchase 500,000 shares of our Common Stock at an exercise price of $0.45 per share. We will issue identical Warrants to purchase 200,000 shares of our Common Stock along with the commitment to purchase an additional $200,000 of convertible debt. At this time, no financing other than the $200,000 commitment has been secured or identified. Our growth and continued operations could be impaired by limitations on our access to the capital markets. Without additional financing, we can continue our operations. However, if we are unable to obtain additional financing upon terms that management deems sufficiently favorable, or at all, it would have a material adverse impact upon our ability to pursue our expansion strategy. There can be no assurance that capital from outside sources will be available, or if such financing is available, it may involve issuing securities senior to our Common Stock or equity financings which are dilutive to holders of our Common Stock. In addition, in the event we do not raise additional capital from conventional sources, it is likely that our growth will be restricted and we may need to scale back or curtail implementing our business plan.



     While the Company is not currently a party to any additional agreements, other then those discussed herein, with respect to any acquisitions, it is possible that an agreement in principle or a definitive agreement as to one or more acquisitions will be executed prior to the completion of the current capital raising efforts. The capital requirements as stated will be sufficient to complete the Company's initial acquisition and expansion phase over the next 18 to 24 months. The Company may require additional investment capital in the future to support additional strategic acquisitions and further expansion initiatives.

LIQUIDITY  AND  CAPITAL  RESOURCES

     As of September 30, 2004, total current assets were $683,689 which consisted of accounts receivable, net of an allowance for doubtful accounts, of $367,059, and other current assets of $316,630.

     As of September 30, 2004, total current liabilities were $592,184 which consisted of accounts payable and accrued liabilities of $41,659, a cash overdraft of $4,723, a note payable of $537,416, and the current portion of capital leases of $8,386.

     Net working capital was $91,505 at September 30, 2004. The ratio of current assets to current liabilities was 1.15.

     Net cash used in operating activities was $936,203 for the nine months ended September 30, 2004, as compared to net cash used in operating activities of $19,803 for the nine months ended September 30, 2003. For the nine months ended September 30, 2004, the Company had net loss of $821,277, a decrease in accounts receivable of $170,025, a decrease in other current assets of $296,458 and a decrease in accounts payable and accrued liabilities of $18,208 that was offset by $29,765 of depreciation and $465,000 of stock issued for services.

     Net cash used in investing activities was $21,684 for the nine months ended September 30, 2004, as compared to net cash used in investing activities of $19,715 for the nine months ended September 30, 2003. The Company made investments in property, plant and equipment during these periods.

     Net cash provided from financing activities was $897,991 for the nine months ended September 30, 2004, as compared to net cash provided from financing activities of $101,929 for the nine months ended September 30, 2003. The Company's primary source of cash from financing activities for the nine months ended September 30, 2004 was $787,416 notes payable, as discussed in Note 4 to the Notes to Financial Statements set forth in the section entitled "ITEM 1. FINANCIAL STATEMENTS."

     The Company had a net decrease in cash of $59,481 for the nine months ended September 30, 2004.



     The Company does not have any commitments or identified sources of additional capital from third parties or from its officers, directors or majority shareholders. The Company does expect to raise $200,000 from the sale of Convertible Notes, upon the effectiveness of its Registration Statement. Additionally, the Company has a $150,000 SBA loan and a $50,000 line of credit which is payable on demand on January 1, 2009, and bears interest at bank prime rate plus 1% for any outstanding operating indebtedness. However, there is no assurance that additional financing will be available on favorable terms, if at all. The balance on the line of credit was $37,649 as of September 30, 2004 and the balance on the SBA loan was $134,042 as of September 30, 2004. The interest expense on the $50,000 line of credit was $931 and $2,241, respectively for the three and nine months ended September 30, 2004. The interest expense on the $150,000 loan was $1,906 and $6,276, respectively for the three and nine months ended September 30, 2004. If the Company is unable to raise such additional financing, it would have a materially adverse effect upon the Company's ability to implement its business plan and may cause the Company to curtail or scale back its current operations.

     The Company has already spent the $500,000 raised from the Securities Purchase Agreement as a down payment on the acquisition of Abundant and the payment of outstanding debt and legal costs and interest on the money raised. At September 30, 2004, the Company had $0 in cash.

CRITICAL  ACCOUNTING  POLICIES

     Our discussion and analysis of our financial condition and results of operations is based upon our financial statements, which have been prepared in accordance with accounting principals generally accepted in the United States. The preparation of these financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of any contingent assets and liabilities. On an on-going basis, we evaluate our estimates, including those related to uncollectible receivables, investment values, income taxes and contingencies. We base our estimates on various assumptions that we believe to be reasonable under the circumstances, the results of which form the basis for making judgments about carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

     We believe the following critical accounting policies affect our more significant judgments and estimates used in the preparation of our financial statements:

     Federal Income Tax. The Company has adopted the provisions of Financial Accounting Standards Board Statement No. 109, Accounting for Income Taxes. The Company accounts for income taxes pursuant to the provisions of the Financial Accounting Standards Board Statement No. 109, "Accounting for Income Taxes", which requires an asset and liability approach to calculating deferred income taxes. The asset and liability approach requires the recognition of deferred tax liabilities and assets for the expected future tax consequences of temporary differences between the carrying amounts and the tax basis of assets and liabilities. The Company has incurred an NOL, however, because there is no assurance of recovery of the NOL, it has been fully offset and the Company does not have a deferred tax asset with respect to any portion thereof. The valuation allowance will be evaluated, considering positive and negative evidence about whether the deferred tax asset will be realized. The allowance will either be increased or reduced. A reduction could result in the complete elimination of the allowance if positive evidence indicates that the value of the deferred tax assets is no longer impaired and the allowance is no longer required.

     Use of Estimates. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure on contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.



     Revenue. The Company's revenue is considered realized when the earnings process is complete and an exchange takes place. In the Company's case, this is when staffing and homecare services are rendered to its clients. The volume of sales and revenues are comparatively small for the Company and therefore, the matching of revenues and expenses in a given period can easily be achieved without the need for estimates.



     Accounting Method. The Company's financial statements are prepared using the accrual method of accounting. Revenues are recognized when earned and expenses when incurred. Fixed assets are stated at cost. Depreciation and amortization using the straight-line method for financial reporting purposes and accelerated methods for income tax purposes.

     Cash and Cash Equivalents. The Company considers all highly liquid debt instruments with a maturity of three months or less at the time of purchase to be in cash equivalents. Cash and cash equivalents consist of checking accounts and money market funds.

     Fair Value of Financial Instruments. The carrying amounts of financial instruments including cash and cash equivalents, accounts receivable and payable, accrued and other current liabilities and current maturities of long-term debt approximate fair value due to their short maturity.

                             DESCRIPTION OF PROPERTY
                             -----------------------

     The Company's executive offices are located in Brooklyn, New York. The Company placed a $11,918 security deposit for a five-year lease for approximately 4,000 square feet of office space for its executive offices. The current monthly lease commitment is $3,500 and will increase to $3,939 per month at the end of the lease on October 31, 2008.

     The Company entered into a lease for approximately 850 square feet of office space in Baldwin, New York that became effective on January 1, 2004. The current monthly lease commitment is $1,300. The lease expires in five years.

     The Company currently has a five-year lease for office space in the Bronx, New York that ends in 2007. The rental rate ranges from $650 to $850 per month during the term of the lease.

                  CERTAIN RELATIONSHIPSAND RELATED TRANSACTIONS
                  ---------------------------------------------

GUARANTEES

     The Company has significant related party transactions and/or relationships with the Company's President, MacDonald Tudeme. Mr. Tudeme has guaranteed the Company's bank indebtedness under a $150,000 loan and a $50,000 line of credit, both of which are underwritten by the United States Small Business
Administration. The balance on the line of credit was $37,649 as of September 30, 2004 and the balance on the SBA loan was $134,042 as of September 30, 2004. The interest expense on the $50,000 line of credit was $931 and $2,241, respectively for the three and nine months ended September 30, 2004. The interest expense on the $150,000 loan was $1,906 and $6,276, respectively for the three and nine months ended September 30, 2004. Mr. Tudeme has also pledged 5,700,000 shares of Common Stock owned by him as collateral to guarantee the due and punctual performance and payment of the Company's obligations under the Agreement and related documents. Mr. Tudeme has made these guarantees without charging a fee.

ENGAGEMENT  LETTER  AND  ISSUANCE  OF  COMMON  STOCK

     Effective October 1, 2004, the Company entered into an engagement letter with Wayne F. Richardson, as set forth in more detail under the section entitled "Directors, Executive Officers, Promoters and Control Person", above. Mr. Richardson will receive $57,000 as compensation for his services as the Company's Chief Financial Officer. In August 2004, the Company issued 200,000 shares of Common Stock to Wayne F. Richardson for his services as a director of the Company and the Company's Chief Financial Officer.

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS
            --------------------------------------------------------

     "Bid" and "asked" offers for the common stock are listed on the NASDAQ OTC-Bulletin Board published by the National Quotation Bureau, Inc. The Company's common stock began regular trading during the fiscal year ended December 31, 2003. The trading symbol for the common stock was "JAVA" and was changed to "MTUH" in connection with the Company's name change and an 80 to one forward stock split in September 2003. As a result of a one to 4 reverse stock split that also occurred in September 2003, the trading symbol was later changed to the current symbol, "MTHC".

     The following table sets forth the high and low bid prices for the Company's common stock for the periods indicated as reported by the NASDAQ OTC-Bulletin Board. The quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not represent actual transactions.




                         Bid Prices
Quarter Ended          High      Low
-------------          ----      ---

December 31, 2004       $0.30   $0.16
September 30, 2004      $0.90   $0.28
June 30, 2004           $0.60   $0.51
March 31, 2004          $1.05   $0.88
December 31, 2003       $1.05   $1.05
September 30, 2003      $1.50   $1.43
June 30, 2003           $0.02   $0.02
March 31, 2003          $0.01   $0.01


     There were 35 holders of record of the common stock as of January 10, 2005. The Company has never paid a cash dividend on its common stock and does not anticipate the payment of a cash dividend in the foreseeable future. The Company intends to reinvest in its business operations any funds that could be used to pay a cash dividend. The Company's common stock is considered a "penny stock" as defined in the Commission's rules promulgated under the Exchange Act. In general, a security which is not quoted on NASDAQ or has a market price of less than $5.00 per share where the issuer does not have in excess of $2,000,000 in net tangible assets (none of which conditions the Company meets) is considered a penny stock. The Commission's rules regarding penny stocks impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors (generally persons with net worth in excess of $1,000,000 or an annual income exceeding $200,000 or $300,000 jointly with their spouse). For transactions covered by the rules, the broker-dealer must make a special suitability determination for the purchaser and receive the purchaser's written agreement to the transaction prior to the sale. Thus the Rules affect the ability of broker-dealers to sell the Company's shares should they wish to do so because of the adverse effect that the Rules have upon liquidity of penny stocks. Unless the transaction is exempt under the Rules, under the Securities Enforcement Remedies and Penny
Stock Reform Act of 1990, broker-dealers effecting customer transactions in penny stocks are required to provide their customers with (i) a risk disclosure document; (ii) disclosure of current bid and ask quotations if any; (iii) disclosure of the compensation of the broker-dealer and its sales personnel in the transaction; and (iv) monthly account statements showing the market value of each penny stock held in the customer's account. As a result of the penny stock rules the market liquidity for the Company's securities may be severely adversely affected by limiting the ability of broker-dealers to sell the Company's securities and the ability of purchasers of the securities to resell them.



                             EXECUTIVE COMPENSATION
                             ----------------------


                          SUMMARY COMPENSATION TABLE(1)
                                                 Annual Compensation
                                                 -------------------
Name & Principal Position     Year      Salary ($)     Bonus ($)    Other Annual Compensation
-------------------------     ----     ----------      --------     -------------------------
MacDonald S. Tudeme,          2004        $66,344                        $10,800  (2)
CEO, President,               2003        $ 8,654                        $10,800  (2)
Treasurer and Director        2002        $     0                        $10,800  (2)

(1) Does not include perquisites and other personal benefits in amounts less than 10% of the total annual salary and other compensation.

                                       38

(2) MacDonald S. Tudeme received a vehicle allowance of $10,800 during the fiscal year ended December 31, 2003 and $10,800 during the fiscal year ended December 31, 2002. Mr. Tudeme did not receive a vehicle allowance or any other type of compensation during the fiscal year ended December 31, 2001.


                              FINANCIAL STATEMENTS
                              --------------------

                                        MT ULTIMATE HEALTHCARE CORP
                                        CONSOLIDATED BALANCE SHEET
                                                 Unaudited

                                                A S S E T S
                                                -----------

                                                                       SEPTEMBER 30,    DECEMBER 31.
                                                                      ---------------  --------------
  Current Assets                                                           2004            2003
  --------------                                                      ---------------  --------------
      Cash                                                            $            -   $      54,758
      Accounts Receivable, net of allowance                                  367,059         197,034
      Other Current Assets                                                   316,630          20,172
                                                                      ---------------  --------------
        Total Current Assets                                                 683,689         271,964
                                                                      ---------------  --------------

      Property, plant and equipment, net of accumulated depreciation         123,778         131,859
      Other Assets                                                           119,006
                                                                      ---------------  --------------

        Total  Assets                                                 $      926,473   $     403,823
                                                                      ===============  ==============

                                        L I A B I L I T I E S
                                       -----------------------

  Current Liabilities
                                                                      ---------------  --------------
      Accounts Payable and accrued liabilities                                41,659          59,867
                                                                      ---------------  --------------
      Cash Overdraft                                                           4,723               -
                                                                      ---------------  --------------
      Notes Payable                                                          537,416               -
                                                                      ---------------  --------------
      Current Portion Capital Lease                                            8,386           7,502
                                                                      ---------------  --------------

        Total Current Liabilities                                             592,184          67,369
                                                                      ---------------  --------------

  Long-Term Liabilities:
      Bank Note                                                              100,070         188,697
      Note Payable                                                           250,000               -
      Capital Leases                                                           5,847          12,252
                                                                      ---------------  --------------

        Total Long Term Liabilities                                           355,917         200,949
                                                                      ---------------  --------------
        Total Liabilities                                                     948,101         268,318

                                     S T O C K H O L D E R S '    E Q U I T Y
                                    ------------------------------------------

    Common Stock                                                              53,160          50,600

          400,000,000  authorized  shares,  par  value  $..001
          53,160,040  shares  and  50,600,000  issued  and  outstanding

    Additional Paid-in-Capital                                               811,242         149,658
    Accumulated Deficit                                                     (886,030)        (64,753)
                                                                      ---------------  --------------

        Total Stockholders' Equity                                           (21,628)        135,505
                                                                      ---------------  --------------
        Total Liabilities and Stockholders' Equity                    $      926,473   $     403,823
                                                                      ===============  ==============


                      See accompanying notes to Financial Statements.


                                                     MT ULTIMATE HEALTHCARE
                                                    STATEMENT OF OPERATIONS
                                                           UNAUDITED

                                             FOR THE THREE MONTHS ENDED          FOR THE NINE MONTHS ENDED
                                            --------------------------------------------------------------
                                                     SEPTEMBER, 30                    SEPTEMBER, 30

                                                2004            2003             2004              2003
                                            --------------------------------------------------------------
REVENUES:
---------
     Revenues                               $  446,452        $  310,812      $  1,327,783      $  752,681
                                            --------------------------------------------------------------
     Total Revenues                            446,452           310,812         1,327,783         752,681
                                            --------------------------------------------------------------
COST OF REVENUES:
----------------
     Cost of  Revenues                      $  351,971        $  236,122      $  1,016,580      $  543,758
                                            --------------------------------------------------------------
     Gross  Profit                          $   94,481         $  74,690      $    311,203         208,923
EXPENSES:
---------
     Salaries  &  Wages                        109,322             22,793           290,391         53,299
     Consulting  Services                      175,000                  -           465,000              -
     Professional  Fees                         37,720             16,242           107,643         30,336
     Rent                                       21,918              3,600            65,082          9,600
     Depreciation                                8,222              5,909            23,502         15,408
     Amortization                                6,263                                6,263
     Interest  Expense                           7,562              8,117            12,756         18,479
     Operating  Expenses                        67,691             31,083           161,843         71,330
                                            --------------------------------------------------------------
     Total  Expenses                           433,698             87,744          1,132,480       198,452
                                            --------------------------------------------------------------
     Net Income / (loss) from Operations      (339,217)           (13,054)          (821,277)       10,471

PROVISION FOR INCOME TAXES:
--------------------------
     Income  Tax  Benefit                            -                  -                 -              -
                                            --------------------------------------------------------------
     Net  Income  (Loss)                   $  (339,217)        $  (13,054)      $   (821,277)   $   10,471
                                            ==============================================================

Basic & Diluted Earnings Per Common Share  $     (0.01)        $    (0.00)      $      (0.01)    $   (0.00)
                                            --------------------------------------------------------------

Weighted Average number of Common Shares    53,160,040         50,000,000         52,060,040     39,334,000
                                            ==============================================================
used in per share calculations


                 See accompanying notes to Financial Statements


                                MT ULTIMATE HEALTHCARE
                         CONSOLIDATED STATEMENT OF CASH FLOWS
                                      UNAUDITED

                                                      FOR THE NINE MONTHS ENDED
                                                      -------------------------
                                                             SEPTEMBER, 30

                                                             2004       2003
                                                          ----------  ---------
  CASH FLOWS FROM OPERATING ACTIVITIES:
  -------------------------------------

    Net Income (Loss)                                     $(821,277)  $ 10,471
    Adjustments to Reconcile net loss to net cash
      provided by (used in) operating activities:
      Depreciation & Amortization                            29,765     15,408
      Stock Issued For Services                             465,000
      Changes in operating assets and liabilities:
      Accounts Receivable                                  (170,025)   (77,760)
      Other Current Assets                                 (296,458)     4,050
      Other Assets                                         (125,000)
      Accounts Payable and accrued liabilities              (18,208)    28,028
                                                          ----------  ---------

  NET CASH PROVIDED FROM (USED IN)OPERATING ACTIVITIES     (936,203)   (19,803)
                                                          ----------  ---------

  CASH FLOWS FROM INVESTING ACTIVITIES:
--------------------------------------------------------

    Property, plant and equipment.                          (21,684)   (19,715)
                                                          ----------  ---------

  NET CASH USED IN INVESTING ACTIVITIES                     (21,684)   (19,715)
                                                          ----------  ---------

  CASH FLOWS FROM FINANCING ACTIVITIES:
--------------------------------------------------------

    Bank Note                                               (83,904)    50,000
    Notes Payable                                           787,416     34,950
    Issuance of Stock                                       200,000
    Capital Leases                                           (5,521)    16,979
                                                          ----------  ---------

  NET CASH PROVIDED FROM (USED IN) FINANCING ACTIVITIES.    897,991    101,929
                                                          ----------  ---------

  NET INCREASE IN CASH                                      (59,896)    62,411
                                                          ----------  ---------

  CASH BALANCE,  BEGIN PERIOD                                54,758     33,690
                                                          ----------  ---------

  CASH BALANCE,  END PERIOD                               $  (4,723)  $ 96,101
                                                          ==========  =========

                                                             59,481
  Supplemental Disclosures:                                    (415)
    Cash Paid for interest                                $  12,756   $ 18,479
                                                          ==========  =========
    Cash Paid for income taxes                            $       -   $      -
                                                          ==========  =========


See accompanying notes to Financials Statements

                           MT Ultimate Healthcare Corp
                          Notes to Financial Statements
                               September 30, 2004

NOTE 1  -  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
-----------------------------------------------------

ORGANIZATION
------------

     The Company was originally incorporated under the laws of the State of Nevada on September 13, 2001 for the purpose to promote and carry on any lawful business for which a corporation may be incorporated under the laws of the State of Nevada. The company has a total of 400,000,000 authorized shares with a par value of $.001 per share and with 53,160,040 shares issued and outstanding as of September 30, 2004. The Company filed an amended Articles of Incorporation with the State of Nevada on August 15, 2003 to change the name to MT Ultimate
Healthcare Corp from Java Juice.net and to increase the authorized shares to 400,000,000 common shares. Also, the Company agreed to a 80 to 1 forward split of the shares in this amended filing. On September 29, 2003, the Company agreed to a 1 for 4 reverse split. On July 1st, 2004 the Company expanded its operations by acquiring the customers of a sole proprietor in New Jersey and incorporated that operation under BP Senior Care, Inc a new incorporated subsidiary. These financial statements reflect these filings.

FINANCIAL  STATEMENT  PRESENTATION
----------------------------------

     The consolidated un-audited interim financial statements of the Company as of September 30, 2004 and for the three and nine months ended September 30, 2004, included herein have been prepared in accordance with the instructions for Form 10QSB under the Securities Exchange Act of 1934, as amended, and Article 10 of Regulation S-X under the Securities Act of 1933, as amended. Certain information and note disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations relating to interim consolidated financial statements.

     In the opinion of management, the accompanying consolidated un-audited interim financial statements reflect all adjustments, consisting only of normal recurring adjustments, necessary to present fairly the financial position of the Company at September 30, 2004, and the results of their operations for the three and nine months ended September 30, 2004 and 2003, and their cash flows for the nine months ended June 30, 2004 and 2003.

     The results of operations for such periods are not necessarily indicative of results expected for the full year or for any future period. These financial statements should be read in conjunction with the audited consolidated financial statements as of December 31, 2003 and related notes included in the Company's Form 10-KSB,as amended filed with the Securities and Exchange Commission.

BASIS  OF  PREPARATION  AND  PRESENTATION:

     The accompanying consolidated financial statements have been prepared to reflect the legal acquisition on August 8, 2003 of MT Marketing Int. Corp. ("Marketing") by MT Ultimate Healthcare Inc. (MT Ultimate) formerly Java Juice.net. The consolidated financial statements of Ultimate give effect to the acquisition under which the shareholders of Marketing exchanged all of their common shares of Marketing for common shares of MT Ultimate.

                           MT Ultimate Healthcare Corp
                          Notes to Financial Statements
                               September 30, 2004

     Notwithstanding its legal form, the acquisition has been accounted for as a reverse takeover, as the former shareholders of Marketing own in aggregate approximately 72% of the common shares of Ultimate, and so are now the majority shareholders of Ultimate. Also, as MT Ultimate was an inactive company with nominal net non-monetary assets, the Acquisition has been accounted for as an issuance of stock by Marketing accompanied by a recapitalization As required under reverse takeover accounting, these financial statements have been issued under the name of Ultimate and reflect the share capital structure of Ultimate. However, they reflect the financial statements of Marketing and account for the Acquisition as an acquisition of Ultimate by Marketing. The consolidated financial statements therefore include:

     (a) a consolidated balance sheet prepared from the audited balance sheets of Ultimate and Marketing at December 31, 2003.

     (b) a consolidated balance sheet prepared from the un-audited balance sheets of Ultimate and BP Senior Care, Inc as of September 30, 2004.

     (c) consolidated statements of operations, cash flows and changes in shareholders' equity prepared from the audited statements of operations, cash flows and changes in shareholders' equity (deficit) of MT Ultimate for the periods from January 1, 2004 to September, 30, 2004 with a comparative figures for the similar period from January 1, 2003 to September, 30, 2003.

PRINCIPLES  OF  CONSOLIDATION
-----------------------------

     The accompanying consolidated financial statements include the accounts of MT Ultimate Healthcare Corp and it's wholly owned subsidiaries of MT Marketing Int. Corp. and B.P. Senior Care, Inc. collectively "the Company"). Investments in which the Company does not have a majority voting or financial controlling interest are accounted for under the equity method of accounting unless its ownership constitutes less than a 20% interest in such entity for which such investment would then be included in the consolidated financial statements on the cost method. All significant inter-company transactions and balances have been eliminated in consolidation.

ACCOUNTING  METHOD
------------------

     The Company's financial statements are prepared using the accrual method of accounting. Revenues are recognized when earned and expenses when incurred. Fixed assets are stated at cost. Depreciation and amortization using the straight-line method for financial reporting purposes and accelerated methods for income tax purposes. A total of $14,485 and $5,909 have been recorded in the financial statements for the three months period ended September 30, 2004 and September 30, 2003.

                           MT Ultimate Healthcare Corp
                          Notes to Financial Statements
                               September 30, 2004

     EARNINGS  PER  COMMON  SHARE
     ----------------------------

     The Company adopted Financial Accounting Standards (SFAS) No. 128,"Earnings Per Share," which simplifies the computation of earnings per share requiring the restatement of all prior periods.

     Basic earnings per share are computed on the basis of the weighted average number of common shares outstanding during each year.

     Diluted earnings per share are computed on the basis of the weighted average number of common shares and dilutive securities outstanding. Dilutive securities having an anti-dilutive effect on diluted earnings per share are excluded from the calculation.

NOTE 2  -  COMMON STOCK
-----------------------

     In February 2004, a total of 1,160,000 shares of common stock were issued for professional services to consultants. These shares have been valued at $.25 per share for a total of $290,000. In February, a $50,000 note was converted into 200,00 shares of common stock. In August, a $100,000 note was converted into 400,000 shares valued at $.25 per share. Also in August a total of 700,000 shares of common stock were issued for professional services to consultants. These shares had a fair market value of $.25 per share for a total of $175,000.

NOTE 3  -  RELATED PARTIES
--------------------------

     The Company has significant related party transactions and/or relationships with the Company's President, MacDonald Tudeme. He has guaranteed the Company's bank indebtedness up to $200,000 without charging a fee.

     Shareholders also advanced $57,614 the company on demand notes without interest.

NOTE 4  -  NOTES PAYABLE
------------------------

     The company has a $200,000 SBA line of credit which is payable on demand on January 1st.,2009 which bears at bank prime rate plus 1% for any outstanding operating indebtedness. As of September,30th 2004 , the short term balance was $71,621 and long term balance was $100,070.

     On July,1st 2004 the company acquired BP Senior Care with a financial arrangement whereby the seller took a demand note without interest for $125,000 and job with the Company as operations manger for the new incorporated subsidiary BP Senior Care. Inc. The seller's starting salary was $60,000 and as of September 30, 2004 the balance of the note was $115,384.

                           MT Ultimate Healthcare Corp
                          Notes to Financial Statements
                               September 30, 2004

     On August 31st, 2004 entered into a securities purchase agreement whereby callable, secured convertible notes of $500,000 bearing interest at a rate of 10% per annum for outstanding indebtedness was sold to AJW Partners, LLC and its associates. The term of the notes are two years at a conversion price of $.124 which is and exercisable into $500,000 shares of common stock and warrants that are exercisable at a price of $0.45 per share in a transaction that was registered under the Securities Act of 1933 (the Act) for an aggregate of $500,000 as of September 30, 2004. The conversion price is determined at the time of conversion and is calculated as the lesser of the Variable Conversion Price or $0.90. Generally, the Variable Conversion Price is the average of the Three (3) lowest trading prices of the Registrant's common stock, $.001 par value per share (the "Common Stock") during the twenty (20) trading day period ending one trading day before the date that a Buyer sends notice of conversion to the Registrant. The warrants expire in 5 years.

NOTE 5  -CAPITAL LEASES
-----------------------

     The company entered into lease arrangements to acquire equipment which has been financed by a long liability. The liability recorded under the capital lease represents the minimum lease payments payable of imputed interest at an average of 19.0% per annum over three (3) years. The current portion of the Capital lease Obligation is $8,386 and the long term portion is $5,847.


NOTE 6  -TRADE RECEIVABLES
--------------------------

     A summary of net trade Receivables as of September 30, 2004 and September 30, 2003 is shown in the following table:

                                    SEPTEMBER 30TH, 2004   SEPTEMBER 30TH, 2003
-------------------------------------------------------------------------------
Hospital Staffing                            69,842               183,752
Homecare Staffing                           102,178                16,249
Infusion & No fault                         200,589                   -0-
Bad Debt Allowance                           (5,550)               (5,000)
TOTAL NET TRADE RECEIVABLE                 $367,059              $195,001
-------------------------------------------------------------------------------

     The company provides an allowance for losses on trade receivables based on a review of the current status of existing receivables and management's evaluation of periodic aging of accounts.

NOTE 7. SUBSEQUENT EVENTS
-------------------------

     On  October  1   ,2004  the  Company  acquired  Abundant  Nursing,  Inc.  a
Pennsylvania corporation using prepaid assets of $251,515 and entered into a five year promissory note with the seller in the principal amount of $295,000 that accrues interest at a rate of 7% per annum on the outstanding indebtedness.

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
             -------------------------------------------------------

To  the  Board  of  Directors  and  Shareholders
MT  Ultimate  Healthcare  Corp
New  York,  NY

We have audited the accompanying consolidated balance sheet of MT Ultimate Healthcare Corp. (formerly JaveJuice.net) (the "Company") as of December 31, 2003 and the related consolidated statement of operations, changes in stockholders' equity, and consolidated statement of cash flows for the year ended December 31, 2003 and 2002. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the financial statements based on our audit

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2003, and the results of its operations and their cash flows for the years ended December 31, 2003 and 2002 in conformity with accounting principles generally accepted in the United States.

                                Clyde Bailey P.C.

APRIL  15,  2004
San  Antonio,  Texas


                                      MT  ULTIMATE HEALTHCARE CORP                                        Restated
                                        (FORMERLY JAVAJUICE.NET)
                                       CONSOLIDATED BALANCE SHEET
                                        As of December 31, 2003

                                           A S S E T S
                                        ----------------
                                                                      Current Assets
                                                                      ----------------
      Cash                                                            $        54,758
      Accounts Receivable, net of allowance                                   197,034
      Other Current Assets                                                     20,172
                                                                      ----------------
        Total Current Assets                                                                   271,964
                                                                                       ----------------
      Property, plant and equipment, net of accumulated depreciation                           131,859
                                                                                       ----------------
        Total  Assets                                                                  $       403,823
                                                                                       ================

                                        L I A B I L I T I E S
                                      -------------------------

  Current Liabilities
----------------------
      Accounts Payable and accrued liabilities                                 59,867
      Current Portion Capital Lease                                             7,502
                                                                      ----------------

        Total Current Liabilities.                                                              67,369
                                                                                       ----------------

  Long-Term Liabilities:
      Bank Note                                                               188,697
      Capital Leases                                                           12,252
                                                                      ----------------

        Total Long Term Liabilities                                                            200,949
                                                                                       ----------------
        Total Liabilities                                                                      268,318

                             S T O C K H O L D E R S '    E Q U I T Y
                           -------------------------------------------

    Common Stock                                                               50,600

    Additional Paid-in-Capital                                                149,658
    Accumulated Deficit                                                       (64,753)
                                                                      ----------------

        Total Stockholders' Equity                                            135,505
                                                                                       ----------------
        Total Liabilities and Stockholders' Equity                                     $       403,823
                                                                                       ================

                See accompanying notes to Financial Statements.
                                        2



                                   MT ULTIMATE HEALTHCARE CORP
                                     (FORMERLY JAVAJUICE.NET)
                                      STATEMENT OF OPERATIONS

                                                    FOR THE TWELVE MONTHS ENDED
                                              --------------------------------------------
                                              DECEMBER 31, 2003          DECEMBER 31, 2002
                                              -----------------          -----------------
REVENUES:
---------

  Revenues                                          $ 1,159,237                $   659,333
                                              -----------------          -----------------
    Total Revenues                                    1,159,237                    659,333

COST OF REVENUES:
----------------
  Cost of Revenues                                  $   892,872                $   508,144
                                              -----------------          -----------------

    Gross Profit                                    $   266,365                $   151,189
EXPENSES:
---------

  Salaries & Wages                                       75,129                     33,355
  Professional Fees                                      77,902                     10,036
  Depreciation                                           23,920                     15,527
  Interest Expense                                       12,867                      7,930
  Operating Expenses                                    173,507                     76,467
                                              -----------------          -----------------
    Total Expenses                                      363,325                    143,315
                                              -----------------          -----------------
    Net loss from Operations                            (96,960)                     7,874

PROVISION FOR INCOME TAXES:
---------------------------
  Income Tax Benefit                                          -                          -
                                              -----------------          -----------------
    Net Income (Loss)                               $   (96,960)               $     7,874
                                              =================          =================
Basic and Diluted Earnings Per Common Share         $     (0.00)               $      0.00
                                              -----------------          -----------------
Weighted Average number of Common Shares             39,383,333                 34,000,000
                                              =================          =================
  used in per share calculations



                            MT ULTIMATE HEALTHCARE CORP                                       Restated
                            (FORMERLY JAVAJUICE.NET)
                      CONSOLIDATED STATEMENT OF CASH FLOWS

                                                       FOR THE TWELVE MONTHS ENDED
                                               --------------------------------------------
                                               DECEMBER 31, 2003          DECEMBER 31, 2002
                                               -----------------          -----------------
Cash Flows from Operating Activities:
-------------------------------------

  Net Income (Loss)                                    $ (96,960)                 $  7,874
  Adjustments to Reconcile net loss to net cash
    provided by (used in) operating activities:
    Depreciation                                          12,877                    15,527
    Changes in operating assets and liabilities:
    Accounts Receivable                                  (62,472)                  (78,113)
    Other Current Assets                                 (20,702)                        -
    Accounts Payable                                      14,094                    17,078
                                               -----------------          -----------------

Net Cash Provided from Operating Activities             (153,163)                  (37,634)
                                               -----------------          -----------------

Cash Flows from Investing Activities:
-------------------------------------

  Property, plant and equipment                          (44,775)                  (18,103)
                                               -----------------          -----------------

Net Cash Used in Investing Activities                    (44,775)                  (18,103)
                                               -----------------          -----------------

Cash Flows from Financing Activities:
-------------------------------------

  Bank Note                                               60,484                    72,896
  Capital Leases                                           8,522                         -
  Common Stock                                           150,000                    13,500
                                               -----------------          -----------------

Net Cash Provided from Financing Activities              219,006                    86,396
                                               -----------------          -----------------

Net Increase in Cash                                      21,068                    30,659
                                               -----------------          -----------------

Cash Balance,  Begin Period                               33,690                     3,031
                                               -----------------          -----------------

Cash Balance,  End Period                              $  54,758                  $ 33,690
                                               =================          =================

Supplemental Disclosures:
  Cash Paid for interest.                              $  10,553                  $  7,930
                                               =================          =================
  Cash Paid for income taxes                       $          -                   $      -
                                               =================          =================


                 See accompanying notes to Financial Statements.


                                                      MT  ULTIMATE  HEALTHCARE  CORP                                      Restated
                                                        (FORMERLY JAVAJUICE.NET)
                                                    STATEMENT OF  STOCKHOLDERS' EQUITY

                                                      $0.001          Paid-In         Accumulated     Stockholders'
                                         Shares      Par Value        Capital           Deficit           Equity
                                         ------      ---------        --------        -----------      ------------

   Balance December 31, 2001               1,000      $   1,000        $  3,643         $ 24,333          $ 28,976

   Stock Issued for Cash                       -          8,055           5,445                             13,500

   Net Income                                                                              7,874             7,874

   Balance December 31, 2002                1,000     $   9,055         $  9,088        $ 32,207          $ 50,350

   Prior MT Marketing capital              (1,000)       (9,055)               -           9,055                 -
     replaced by MT Ultimate capital
     upon consolidation under reverse
     takeover accounting

   Current MT Marketing capital         50,000,000       50,000          32,115          (50,000)           32,115
     replaced by MT Ultimate capital
     upon consolidation under reverse
     takeover accounting

   Transferred to Additional Paid in.                                   (40,945)          40,945                 -
      Capital

   Stock Issued for Debt                  600,000           600         149,400                            150,000

   Net Loss                                                                              (96,960)          (96,960)

   Balance December 31, 2003           50,600,000    $   50,600        $149,658         $(64,753)         $135,505
                                       ===========   ===========       ========       ===========      ============

                           MT Ultimate Healthcare Corp
                            (formerly JavaJuice.net)
                          Notes to Financial Statements
                                December 31, 2003

NOTE  1  -  SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES
----------------------------------------------------------

ORGANIZATION
------------

The Company was originally incorporated under the laws of the State of Nevada on September 13, 2001 for the purpose to promote and carry on any lawful business for which a corporation may be incorporated under the laws of the State of Nevada. The company has a total of 400,000,000 authorized shares with a par value of $.001 per share and with 50,000,000 shares issued and outstanding as of September 30, 2003. The Company filed an amended Articles of Incorporation with the State of Nevada on August 15, 2003 to change the name to MT Ultimate
Healthcare Corp from JavaJuice.net and to increase the authorized shares to 400,000,000 common shares. Also, the Company agreed to a 80 to 1 forward split of the shares in this amended filing. On September 29, 2003, the Company agreed to a 1 for 4 reverse split. These financial statements reflect these filings.

BASIS  OF  PREPARATION  AND  PRESENTATION:

The accompanying consolidated financial statements have been prepared to reflect the legal acquisition on August 8, 2003 of MT Marketing International Inc. ("Marketing") by MT Ultimate Healthcare Inc. formerly JavaJuice.net ("Ultimate") (the "Acquisition"). The consolidated financial statements of Ultimate give effect to the Acquisition under which the shareholders of Marketing exchanged all of their common shares of Marketing for common shares of Ultimate.

Notwithstanding its legal form, the Acquisition has been accounted for as a reverse takeover, as the former shareholders of Marketing own in aggregate approximately 72% of the common shares of Ultimate, and so are now the majority shareholders of Ultimate. Also, as Ultimate was an inactive company with nominal net non-monetary assets, the Acquisition has been accounted for as an issuance of stock by Marketing accompanied by a recapitalization.

As required under reverse takeover accounting, these financial statements have been issued under the name of Ultimate and reflect the share capital structure of Ultimate. However, they reflect the financial statements of Marketing and account for the Acquisition as an acquisition of Ultimate by Marketing. The consolidated financial statements therefore include:

     (a) a consolidated balance sheet prepared from the audited balance sheets of Ultimate and Marketing as at December 31, 2003.

     (b) consolidated statements of operations, cash flows and changes in shareholders' equity prepared from the audited statements of operations, cash flows and changes in shareholders' equity (deficit) of Marketing for the periods from January 1, 2002 to December 31, 2003. The results of operations, cash flows and changes in shareholders' equity (deficit) of Ultimate are included commencing July 1, 2003, the effective date of the Acquisition.

                           MT Ultimate Healthcare Corp
                            (formerly JavaJuice.net)
                          Notes to Financial Statements
                                December 31, 2003

PRINCIPLES  OF  CONSOLIDATION
-----------------------------
The accompanying consolidated financial statements include the accounts of MT Ultimate Healthcare Corp and its wholly owned subsidiary MT Marketing International Inc. (collectively "the Company"). Investments in which the Company does not have a majority voting or financial controlling interest are accounted for under the equity method of accounting unless its ownership constitutes less than a 20% interest in such entity for which such investment would then be included in the consolidated financial statements on the cost method. All significant inter-company transactions and balances have been eliminated in consolidation.

FEDERAL  INCOME  TAX
--------------------
The Company has adopted the provisions of Financial Accounting Standards Board Statement No. 109, Accounting for Income Taxes. The Company accounts for income taxes pursuant to the provisions of the Financial Accounting Standards Board Statement No. 109, "Accounting for Income Taxes", which requires an asset and liability approach to calculating deferred income taxes. The asset and liability approach requires the recognition of deferred tax liabilities and assets for the expected future tax consequences of temporary differences between the carrying amounts and the tax basis of assets and liabilities.

USE  OF  ESTIMATES
------------------
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure on contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period.
Actual  results  could  differ  from  those  estimates.

ACCOUNTING  METHOD
------------------
The Company's financial statements are prepared using the accrual method of accounting. Revenues are recognized when earned and expenses when incurred. Fixed assets are stated at cost. Depreciation and amortization using the straight-line method for financial reporting purposes and accelerated methods for income tax purposes. A total of $12,877 has been recorded in the financial statements for the six months period ended December 31, 2003.

     EARNINGS  PER  COMMON  SHARE
     ----------------------------

The Company adopted Financial Accounting Standards (SFAS) No. 128, "Earnings Per Share," which simplifies the computation of earnings per share requiring the restatement of all prior periods.

Basic earnings per share are computed on the basis of the weighted average number of common shares outstanding during each year.

Diluted earnings per share are computed on the basis of the weighted average number of common shares and dilutive securities outstanding. Dilutive securities having an anti-dilutive effect on diluted earnings per share are excluded from the calculation.

                           MT Ultimate Healthcare Corp
                            (formerly JavaJuice.net)
                          Notes to Financial Statements
                                December 31, 2003

ADVERTISING
-----------
The Company expensed Advertising and Marketing expenditures in the amount of $9,131 for the year ended December 31, 2003

CASH  AND  CASH  EQUIVALENTS
----------------------------
The Company considers all highly liquid debt instruments with a maturity of three months or less at the time of purchase to be cash equivalents. Cash and cash equivalents consist of checking accounts and money market funds.

FAIR  VALUE  OF  FINANCIAL  INSTRUMENTS
---------------------------------------
The carrying amounts of financial instruments including cash and cash equivalents, accounts receivable and payable, accrued and other current liabilities and current maturities of long-term debt approximate fair value due to their short maturity.

RECENT  ACCOUNTING  PRONOUNCEMENTS
----------------------------------
In November 2002, the FASB issued Interpretation No. 45, "Guarantor's Accounting and Disclosure Requirements for Guarantees, including Indirect Guarantees of Indebtedness of Others" ("Interpretation No. 45"). Interpretation No. 45 elaborates on the existing disclosure requirements for most guarantees, including loan guarantees such as standby letters of credit. It also clarifies that at the time a company issues a guarantee, the company must recognize an initial liability for the fair market value of the obligations it assumes under that guarantee and must disclose that information in its interim and annual financial statements. The initial recognition and measurement provisions of Interpretation No. 45 apply on a prospective basis to guarantees issued or modified after December 31, 2002. Interpretation No. 45 did not have an effect on the financial statements.

In  January  2003,  the  FASB  issued  Interpretation  No. 46, "Consolidation of
Variable Interest Entities" ("Interpretation No. 46"), that clarifies the application of Accounting Research Bulletin No. 51, "Consolidated Financial Statements," to certain entities in which equity investors do not have the characteristics of a controlling financial interest or do not have sufficient equity at risk for the entity to finance its activities without additional subordinated financial support from other parties. Interpretation No. 46 is applicable immediately for variable interest entities created after January 31, 2003. For variable interest entities created prior to January 31, 2003, the provisions of Interpretation No. 46 are applicable no later than July 1, 2003. Interpretation No. 46 did not have an effect on the financial statements.

In December 2002, the FASB issued SFAS No. 148, "Accounting for Stock-Based Compensation -- Transition and Disclosure, an amendment of FASB Statement No. 123" ("SFAS 148"). This Statement amends SFAS 123 to provide alternative methods of transition for a voluntary change to the fair value method of accounting for stock-based employee compensation. In addition, SFAS 148 amends the disclosure requirements of SFAS 123 to require prominent disclosures in both annual and interim financial statements. Certain of the disclosure modifications are required for fiscal years ending after December 15, 2002 and are included in the notes to these consolidated financial statements.

                           MT Ultimate Healthcare Corp
                            (formerly JavaJuice.net)
                          Notes to Financial Statements
                                December 31, 2003

Statement of Financial Accounting Standards SFAS No. 149, "Amendment of Statement 133 on Derivative Instruments and Hedging Activities", SFAS No. 150, "Accounting for Certain Financial Instruments with Characteristics of both
Liabilities and Equity", were recently issued. SFAS No, 149, and 150 have no current applicability to the Company or their effect on the financial statements would not have been significant.


NOTE  2  -  EQUIPMENT
---------------------

                                   COST             ACCUMULATED
                                                    DEPRECIATION        NETBOOK VALUE
                                 -------------------------------------------------------
Furniture and equipment          $110,289            $31,151            $ 79,138
Computer equipment                 20,956              7,604              13,352
Leasehold Improvements software    48,607              9,238              39,369
                                 -------------------------------------------------------
                                 $179,852  $         $47,993            $131,859
                                 =======================================================

A total of $23,920 and $15,527 has been recognized as depreciation expense for the periods ended December 31, 2003 and 2002.

NOTE  3  -  COMMON  STOCK

On August 8, 2003, the Company acquired MT Marketing International Corp ("MT Marketing") as an operating subsidiary for 16,000,000 shares of common stock and accounted for the acquisition as a reverse merger or a recapitalization. The total outstanding shares at the date of this transaction was 34,000,000, as adjusted.

The Company agreed to a 80 to 1 forward split of the shares on August 15, 2003. On September 29, 2003, the Company agreed to a 1 for 4 reverse split. These financial statements reflect these filings.

In December of 2003, the Company converted $150,000 of debt to equity by issuing 600,000 shares of common stock to the debtor.

                           MT Ultimate Healthcare Corp
                            (formerly JavaJuice.net)
                          Notes to Financial Statements
                                December 31, 2003

NOTE 4-  FEDERAL  INCOME  TAX
----------------------------


The components of the provision for income tax (expense) benefits are as follows:

                             Year  Ended  December  31,
                             --------------------------
                              2003                   2002
                              ----                   ----

         Deferred:
               Federal     ($32,966)            $  2,677
               State         (4,363)                 354
                           ---------            --------
                           ($37,329)            $  3,031
                           ---------            --------

Such income tax (expense) benefits are included in the accompanying consolidated financial statements as follows:

                              Year  Ended  December  31,
                              --------------------------
                              2003                  2002
                              ----                  ----

  Income  from  operations  ($37,329)             $3,031
  Non-Deductible  Expenses
   and Non-Taxable Income        -0-                 -0-
                           ---------            --------
                            ($37,329)             $3,031

The above provision has been calculated based on Federal and State statutory rates in the adjusted rates of 34% for Federal and 4.5% for State tax rates.

Temporary differences, which give rise to deferred tax assets and liabilities are as follows:

                              Year  Ended  December  31,
                              ---------------------------
                                2003               2002
Deferred  tax  assets:
Net  Operating  Loss           ($37,329)          $3,031
                              ---------------------------

Net deferred tax assets
(liabilities)                  ($37,329)          $3,031

                           MT Ultimate Healthcare Corp
                            (formerly JavaJuice.net)
                          Notes to Financial Statements
                                December 31, 2003

NOTE 4-  FEDERAL  INCOME  TAX  (CON'T)
-------------------------------------



Net deferred tax assets and liabilities have been presented in the financial statements as follows:

                                      Year  Ended  December  31,
                                     -----------------------------
                                       2003                 2002

Deferred income taxes - current      $(37,329)           $  3,031
Valuation  Allowance                   37,329              (3,031)
                                     ---------             -------

Net deferred tax assets              $     -0-           $     -0-



The valuation allowance offsets the net deferred tax asset for which there is no assurance of recovery. The change in the valuation allowance for the years ended December 31, 2003 and 2002 totaled $37,329 and ($3,031), respectively. The net operating loss carry- forward begins to expire in year 2022. The valuation allowance will be evaluated at the end of each year, considering positive and negative evidence about whether the deferred tax asset will be realized.

At that time, the allowance will either be increased or reduced; reduction could result in the complete elimination of the allowance if positive evidence indicates that the value of the deferred tax assets is no longer impaired and the allowance is no longer required.

NOTE  5  -  RELATED  PARTIES
----------------------------

The Company has significant related party transactions and/or relationships with the Company's President, MacDonald Tudeme. Mr. Tudeme has guaranteed the Company's bank indebtedness up to $200,000 without charging a fee. The Company entered into a flexible lease for office space in Brooklyn, New York with its majority shareholders and Directors, MacDonald Tudeme and Marguerite Tudeme, who own the leased property. The lease commitment was $550 per month and was terminated October 31, 2003.

NOTE  6  -  NOTES  PAYABLE  AND  CAPITAL  LEASES
------------------------------------------------

The Company is indebted to the Community Capital Bank in Brooklyn NY for two loans underwritten by the SBA Administration. One of the loans is a line of credit granted on August 29, 2003 with a variable interest rate with the Accounts Receivable of the Company as security for the loan. As of December 31, 2003, the balance of the line of credit is $47,500 and the rate of interest is 6%. The loan matures on January 29, 2009.

                           MT Ultimate Healthcare Corp
                            (formerly JavaJuice.net)
                          Notes to Financial Statements
                                December 31, 2003

NOTE  6  -  NOTES  PAYABLE  AND  CAPITAL  LEASES  (CON'T)
---------------------------------------------------------

The other loan has a balance outstanding as of December 31, 2003 of $141,197. The note is a line of credit note that has a variable interest rate and as of December 31, 2003 carried an interest rate of 5%. The note is secured by a floating charge over all of the assets of the Company. The note matures on January 1, 2005.

There are several leases for computers and telephone equipment that are being capitalized. The balance of the notes as of December 31, 2003 is $19,754 with various interest rates from 8% to 14% and matures in 36 to 48 months.

NOTE  7  -  ECONOMIC  DEPENDENCY
--------------------------------

The Company received a substantial portion of its revenues from one customer. In 2003 and 2002, revenues from that customer were $852,051 and $335,757 respectively. At December 31, 2003 and 2002, accounts receivable from that customer were $1,873,757 and $1,270,205. This represents 73% of Gross Revenues and 80% of total Account Receivable and Notes Receivable for 2003.

NOTE  8  -  LEASES
----------------

The Company entered into a new office lease effective November 1, 2003. The term of the lease is five years and expires October 31, 2008. The base monthly rate is $3,500 per month and raises to $3,939 per month at the end of the term of the lease. The Company placed a $11,918 deposit as security for the lease. A second office lease is in effect for an office in the Bronx, New York that started November 1, 2002 and expires on November 1, 2007. The monthly rental rate started at $650 to $850 per month at the expiration of the lease. The Company has also signed a third lease in Baldwin, New York effective January 1, 2004 that expires November 30, 2008. The base monthly rental rate for that lease is $1,300.

Minimum  lease  payments  under  leases  at  December  31, 2003, are as follows:
                    2004               $66,310
                    2005               $68,126
                    2006               $70,033
                    2007               $71,073
           Future  Years               $53,692

                           MT Ultimate Healthcare Corp
                            (formerly JavaJuice.net)
                          Notes to Financial Statements
                                December 31, 2003

NOTE 9  -  RESTATEMENT
---------------------

Subsequent to the issuance of the Company's December 31, 2003 financial statements, management determined that it should restate its year end December 31, 2003 and 2002 financial statements and related disclosures to reflect the acquisition of MT Marketing Inc. as a reverse merger or recapitalization instead of a "purchase" acquisition. Pursuant to the rules of reverse merger accounting, the historical activity of the acquired company (Marketing) is shown in the statements of operations and cash flows for the twelve months ended December 31, 2003 and 2002.

A  summary  of  the  significant  effects  of  the  restatement  is  as follows;


December  31,  2003
-------------------
                                As  Previously           As
                                  Reported           Restated
                          -----------------------------------


Goodwill                         24,743                 -0-
Additional Paid In Capital      239,400             149,658
Accumulated Deficit            (129,752)            (65,753)

Revenues                        636,978           1,159,237
Cost of Revenues                507,486             892,872
Expenses                        251,891             363,325
Income (Loss) from Operations  (122,399)            (96,960)

December 31, 2002
-----------------

Revenues                            -0-             659,333
Cost of Revenues                    -0-             508,144
Expenses                          5,384             143,315
Income (Loss) from Operations    (5,384)              7,874


                Changes in and Disagreements with Accountants on
               ------------------------------------------------
                       Accounting and Financial Disclosure
                       -----------------------------------
     None.


PART  II.  INFORMATION  NOT  REQUIRED  IN  PROSPECTUS

INDEMNIFICATION  OF  DIRECTORS  AND  OFFICERS

     Our Articles of Incorporation, as amended, and Bylaws provide for indemnification from liability of our officers and directors to the fullest extent permitted by Nevada General Corporation Law ("Nevada Law"), including future amendments to Nevada Law. Nevada Law generally provides that we may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "Proceeding") by reason of the fact that the person is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with the Proceeding upon a determination by our stockholders, a majority of our disinterested directors or independent legal counsel that indemnification is proper in the circumstances, provided that: a) the it is not proven that the person's act or failure to act constituted a breach of the person's fiduciary duties as an officer or director, and the person's breach of those duties involved intentional misconduct, fraud or a knowing violation of law (the "Provision for Limited Liability"); or b) the person acted in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, the person had no reasonable cause to believe that the person's conduct was unlawful. Such an indemnification payment might deplete the Company's assets. Nevada Law also generally limits the liability of our officers and directors for any damages as a result of any act or failure to act in the officer's or director's capacity as an officer or director subject to the Provision for Limited Liability. Thus, the Company may be prevented from recovering damages for certain alleged errors or omissions by the officers and directors for liabilities incurred in connection with their good faith acts for the Company.

OTHER  EXPENSES  OF  ISSUANCE  AND  DISTRIBUTION

     The following table sets forth the estimated expenses to be incurred in connection with the distribution of the securities being registered. The expenses shall be paid by the Registrant.



     SEC  Registration  Fee                 $ 563.32
     Legal  Fees  and  Expenses              35,000*
     Accounting  Fees  and  Expenses         10,000*
     Miscellaneous                            5,000*
                                              ------

     TOTAL                                  $50,563.32*
                                            ========



*     Estimated.

RECENT  SALES  OF  UNREGISTERED  SECURITIES

     In March 2002, the Company issued a total of 14,000,000 shares of Common Stock which were not registered under the Act to 33 investors in exchange for $35,000, pursuant to an offering conducted under an exemption provided by Rule 504 of Regulation D, promulgated under the Act, as amended. The offering was registered for sale by the Nevada Secretary of State Securities Division on November 20, 2001. The shares were all sold to unaccredited investors who were friends, family members, acquaintances and/or business associates of our sole officer and director and of the registered sales agent.

     On September 2, 2003, the Company issued 16,000,000 shares of Common Stock which were not registered under the Act pursuant to an Exchange Agreement whereby MT became a wholly-owned subsidiary of the Company. The Company claims the exemption from registration afforded by Rule 506 of Regulation D under the Act.

     On December 4, 2003, the Company issued an aggregate of 600,000 shares of Common Stock which were not registered under the Act to four entities in exchange for the cancellation of $150,000 of indebtedness. The Company claims an exemption from registration afforded by Section 4(2) of the Act since the foregoing issuances did not involve a public offering, the recipient took the shares for investment and not resale and the Company took appropriate measures to restrict transfer. No underwriters or agents were involved in the foregoing issuances and no underwriting discounts or commissions were paid by the Company.

     On January 15, 2004, the Company issued 100,000 shares, and on February 10, 2004, the Company issued 400,000 shares (or an aggregate of 500,000 shares) of Common Stock which were not registered under the Act to an individual as additional consideration for entering into a Consulting Services Agreement with the Company. The Company claims an exemption from registration afforded by
Section 4(2) of the Act since the foregoing issuances did not involve a public offering, the recipients took the shares for investment and not resale and the Company took appropriate measures to restrict transfer. No underwriters or agents were involved in the foregoing issuances and no underwriting discounts or commissions were paid by the Company.

     On February 10, 2004, the Company issued an aggregate of 760,000 shares of Common Stock which were not registered under the Act to three individuals consisting of 500,000 shares as additional consideration for an employment agreement, 250,000 shares for consulting services, and 10,000 shares as an incentive to join the Company as its first Director of Patient Services. The Company claims an exemption from registration afforded by Section 4(2) of the Act since the foregoing issuances did not involve a public offering, the recipients took the shares for investment and not resale and the Company took appropriate measures to restrict transfer. No underwriters or agents were involved in the foregoing issuances and no underwriting discounts or commissions were paid by the Company.

     On February 24, 2004, the Company issued 200,000 shares of Common Stock which were not registered under the Act to an unrelated entity to convert $50,000 of indebtedness that the Company owed to such entity into equity. The Company claims an exemption from registration afforded by Section 4(2) of the Act since the foregoing issuances did not involve a public offering, the recipients took the shares for investment and not resale and the Company took appropriate measures to restrict transfer. No underwriters or agents were involved in the foregoing issuances and no underwriting discounts or commissions were paid by the Company.

     In June 2004, the Company agreed to issue 400,000 shares of Common Stock which were not registered under the Act to an entity in consideration for $100,000. Subsequent to June 30, 2004, the shares were issued, but for accounting purposes they were not treated as issued. The Company claims an exemption from registration afforded by Section 4(2) of the Act since the foregoing issuances did not involve a public offering, the recipients took the shares for investment and not resale and the Company took appropriate measures to restrict transfer. No underwriters or agents were involved in the foregoing issuances and no underwriting discounts or commissions were paid by the Company.

     In July 2004, the Company issued 500,000 shares of Common Stock which were not registered under the Act to an individual in consideration for consulting services rendered from September 2003 to the present. The Company claims an exemption from registration afforded by Section 4(2) of the Act since the foregoing issuances did not involve a public offering, the recipients took the shares for investment and not resale and the Company took appropriate measures to restrict transfer. No underwriters or agents were involved in the foregoing issuances and no underwriting discounts or commissions were paid by the Company.

     In August 2004, the Company issued 200,000 shares of Common Stock which were not registered under the Act to Wayne F. Richardson for his services as a director of the Company and the Company's Chief Financial Officer. The Company claims an exemption from registration afforded by Section 4(2) of the Act since the foregoing issuance did not involve a public offering, the recipient took the shares for investment and not resale and the Company took appropriate measures to restrict transfer. No underwriters or agents were involved in the foregoing issuance and no underwriting discounts or commissions were paid by the Company.

     In August 2004, the Company issued an aggregate of 400,000 shares of Common Stock which were not registered under the Act consisting of 200,000 shares to the former BP shareholder in exchange for 100% of the common stock of BP, and 200,000 to an individual unrelated to the Company as consideration for consulting services. The Company claims an exemption from registration afforded by Section 4(2) of the Act since the foregoing issuances did not involve a public offering, the recipients took the shares for investment and not resale and the Company took appropriate measures to restrict transfer. No underwriters or agents were involved in the foregoing issuances and no underwriting discounts or commissions were paid by the Company.



     In August 2004, we entered into a Securities Purchase Agreement with Partners, Offshore, Qualified and New Millennium for the sale of (i) an aggregate of $700,000 of Convertible Notes that, as of the Filing Date, could be converted into approximately 16,406,250 shares of Common Stock at $0.04267 per share; and (ii) Warrants to purchase 700,000 shares of Common Stock at $0.45 per share. We have received $500,000 and, subject to our satisfaction of certain conditions described in the section entitled "Risk Factors", will receive an additional $200,000 upon the effectiveness of the registration statement to which this Prospectus is a part. The Company claims an exemption from registration afforded by Section 4(2) of the Act since the foregoing issuances did not involve a public offering, the recipients had access to information that would be included in a registration statement, took the shares for investment and not resale and the Company took appropriate measures to restrict transfer.



     In October 2004, the Company issued an aggregate of 472,000 shares of Common Stock which were not registered under the Act consisting of 172,000 shares to an entity in consideration for consulting services, and 300,000 shares to an entity in consideration for research conducted. The Company claims an exemption from registration afforded by Section 4(2) of the Act since the foregoing issuances did not involve a public offering, the recipients took the shares for investment and not resale and the Company took appropriate measures to restrict transfer. No underwriters or agents were involved in the foregoing issuances and no underwriting discounts or commissions were paid by the Company.

     In December 2004, the Company issued 6,000,000 free trading shares of Common Stock to an individual pursuant to an S-8 Registration statement. The Company is currently in the process of canceling these shares.

     In January 2005, the Company issued 200,000 shares of free trading shares of Common Stock to David M. Loev, Attorney at Law ("Attorney"), the Company's corporate attorney, pursuant to the Company's S-8 Registration statement, in connection with an agreement to collateralize monies owed to Attorney previously.

EXHIBITS

                                INDEX TO EXHIBITS
                                -----------------

EXHIBIT  NO.     IDENTIFICATION  OF  EXHIBIT



3.1(1)          Articles  of  Incorporation
3.2(2)          Articles  of  Amendment  to  Articles  of  Incorporation
3.3(3)          Articles  of  Amendment  to  Articles  of  Incorporation
3.4(1)          Bylaws
5.1(7)          Opinion  and  consent  of David M. Loev, Attorney at Law re: the legality  of  the  shares  being  registered
10.1(4)         Securities  Purchase  Agreement  dated  August  31,  2004
10.2(4)         Callable Secured Convertible Note with AJW Partners, LLC, dated
                August  31,  2004
10.3(4)         Callable  Secured  Convertible  Note  with  AJW Offshore, Ltd., dated  August  31,  2004
10.4(4)         Callable  Secured Convertible Note with AJW Qualified Partners,
                LLC,  dated  August  31,  2004
10.5(4)         Callable  Secured  Convertible Note with New Millennium Capital
                Partners  II,  LLC,  dated  August  31,  2004
10.6(4)         Stock Purchase Warrant with AJW Partners, LLC, dated August 31,
                2004
10.7(4)         Stock  Purchase  Warrant  with AJW Offshore, Ltd., dated August
                31,  2004
10.8(4)         Stock  Purchase Warrant with AJW Qualified Partners, LLC, dated
                August  31,  2004
10.9(4)         Stock Purchase Warrant with New Millennium Capital Partners II,
                LLC,  dated  August  31,  2004
10.10(4)        Registration  Rights  Agreement  dated  August  31,  2004
10.11(4)        Security  Agreement  dated  August  31,  2004
10.12(4)        Intellectual Property Security Agreement dated August 31, 2004
10.13(4)        Engagement  Letter  with  Wayne  F.  Richardson
10.14(4)        Guarantee  and  Pledge  Agreement  dated  August  31,  2004
10.15(6)        Agreement  and Plan of Acquisition with Abundant Nursing, Inc.
10.16(7)        Modification  of  Loan  Agreement  with  SBA
10.17(7)        Amended  and  Restated  Note  with  SBA
10.18(7)        Agreement  with  BP
10.19(7)        Agreement  with  Promptcare
10.20(7)        Agreement  with  MidAtlantic
10.21(7)        Agreement  with  Cabs
10.22(7)        Agreement  with  NEI
23.1(7)         Consent  of  Clyde  Bailey,  P.C.
23.2(5)         Consent  of David M. Loev, Attorney at Law (included in Exhibit
                5.1)

(1) Filed as Exhibits 3(i) and 3(ii), respectively, to the registration statement on Form 10-SB12G filed on July 15, 2002, and incorporated herein by reference.
(2) Filed as Exhibit 3.1 to the report on Form 8-K filed on September 2, 2003, and incorporated herein by reference.
(3) Filed as Exhibit 3.1 to the report on Form 8-K filed on September 30, 2003, and incorporated herein by reference.
(4) Filed as an Exhibit to the SB-2 Registration Statement filed on October 5, 2004, and incorporated herein by reference.
(5)  Contained  in  Exhibit  5.1.
(6)  Filed  as  Exhibit  2.1  to  the  Form  8-K  filed  on  October  5,  2004.
(7)  Filed  herewith.



UNDERTAKINGS

     (a)  The  undersigned  registrant  hereby  undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

               i. Include any prospectus required by Section 10(a)(3) of the Securities Act;

               ii. Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

               iii. Include  any  additional  or changed material on the plan of distribution.

     (2) For determining any liability under the Securities Act, to treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

     (3) To file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

     (4) For determining any liability under the Securities Act, to treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4), or 497(h) under the Securities Act as part of this registration statement as of the time the Commission declared it effective.

     (5) For determining any liability under the Securities Act, to treat each post-effective amendment that contains a form of prospectus as a new registration statement relating to the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

(b) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES
                                   ----------



     In accordance with Requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of New
York,  State  of  New  York  on  January   21,  2005.

                                             MT  ULTIMATE  HEALTHCARE  CORP.

                                             By:  /s/  MacDonald  Tudeme
                                                  ----------------------
                                                  MacDonald  S.  Tudeme
                                                  Chief  Executive  Officer

     This registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature                           Title                        Date
---------                           -----                        ----

/s/MacDonald  S.  Tudeme     Chief  Executive Officer,     January  21 , 2005
------------------------
MacDonald  S.  Tudeme        President,  Treasurer,  and
                             Director

/s/  Wayne  F. Richardson    Chief Financial Officer,      January  21, 2005
-------------------------
Wayne  F.  Richardson        Principal  Accounting  Officer,
                             and  Director

/s/  Marguerite  M. Tudeme   Secretary and Director,        January 21 , 2005
--------------------------
Marguerite  M.  Tudeme



                                       44